                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT


                                      AMONG


                         GOSHEN RUBBER COMPANIES, INC.,

                               WILLIAM P. JOHNSON,

              AND THE OTHER SHAREHOLDERS IDENTIFIED IN SCHEDULE A,

                               -------------------



                                       AND

                           WYNN'S INTERNATIONAL, INC.


                                OCTOBER 20, 1999

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                                TABLE OF CONTENTS


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                                          ARTICLE I

                                        SALE OF SHARES

1.1     Transfer of the Shares by the Shareholders..........................................1
1.2     Purchase of the Shares by Buyer.....................................................1
1.3     Payment for the Shares..............................................................2
1.4     Determination of the Closing Payment Amount and Deferred Purchase Price.............2
1.5     Final Determination of Purchase Price...............................................3
1.6     Interest on and Payment of Deferred Purchase Price..................................3
1.7     The Closing.........................................................................4
1.8     Further Assurances..................................................................4

                                          ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

2.1     Capital Stock.......................................................................5
2.2     Subsidiaries and Investments........................................................5
2.3     Corporate Organization; Etc.........................................................6
2.4     Authorization, Etc.; No Violation...................................................6
2.5     Consents; No Violation of Agreements................................................6
2.6     Books and Records...................................................................7
2.7     Bank Accounts and Powers of Attorney................................................7
2.8     Financial Statements................................................................7
2.9     Title to Properties; Encumbrances...................................................7
2.10    Real Property.......................................................................8
2.11    Absence of Certain Changes..........................................................8
2.12    Trade Accounts and Other Receivables................................................9
2.13    Leases..............................................................................9
2.14    Property, Plant and Equipment......................................................10
2.15    Patents, Trademarks, Trade Names, Etc..............................................10
2.16    Contracts, Commitments and Bid Proposals...........................................11
2.17    Customers and Suppliers............................................................12
2.18    Labor Difficulties.................................................................13
2.19    Personnel..........................................................................13
2.20    Employee Benefit Plans.............................................................13
2.21    Litigation.........................................................................16
2.22    Compliance with Law................................................................17
2.23    Permits............................................................................17
2.24    Dividends and Other Distributions..................................................17
2.25    Liabilities........................................................................17
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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2.26    Taxes..............................................................................17
2.27    Insurance..........................................................................18
2.28    Environmental Laws and Regulations.................................................18
2.29    Absence of Certain Payments........................................................19
2.30    Insider Interests..................................................................19
2.31    Brokers and Finders................................................................20
2.32    Inventory..........................................................................20
2.33    Year 2000 Compliance...............................................................20
2.34    Disclosure.........................................................................20
2.35    Product Warranties and Product Returns.............................................21
2.36    Product Liability..................................................................21

                                         ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS RELATING TO THE SHARES

3.1     Ownership..........................................................................21
3.2     Title..............................................................................21
3.3     Right to Transfer..................................................................21
3.4     All Shares.........................................................................21
3.5     Binding Agreement..................................................................21
3.6     Conflicts..........................................................................22
3.7     Brokers and Finders................................................................22
3.8     Power of Attorney and Custody Agreement............................................22

                                          ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES OF BUYER

4.1     Corporate Organization; Etc........................................................22
4.2     Authorization; Etc.................................................................22
4.3     No Violation.......................................................................23
4.4     Brokers and Finders................................................................23
4.5     Purchase Entirely for Own Account..................................................23
4.6     Investment Experience..............................................................23
4.7     Accredited Investor................................................................23
4.8     Restricted Securities..............................................................23
4.9     Insurance Requirements.............................................................23

                                          ARTICLE V

        COVENANTS WITH RESPECT TO CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO CLOSING
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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5.1     Access.............................................................................24
5.2     Material Adverse Changes; Interim Financial Statements.............................24
5.3     Conduct of Business................................................................25
5.4     Notification of Certain Matters....................................................26
5.5     Permits and Approvals..............................................................26
5.6     Preservation of Business Prior to the Closing Date.................................27
5.7     Certain Filings....................................................................27

                                          ARTICLE VI

                 INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1     Indemnification of Buyer...........................................................27
6.2     Article III Indemnification........................................................28
6.3     Appointment of Representative......................................................28
6.4     Offset Against Deferred Purchase Price.............................................29
6.5     Indemnification of Shareholders....................................................29
6.6     Procedure for Third-Party Claims...................................................29
6.7     Survival...........................................................................31
6.8     Notice by the Shareholders.........................................................32
6.9     Not Exclusive Remedy...............................................................32
6.10    Indemnification Limitations........................................................32
6.11    Payment of Indemnity Claims........................................................33
6.12    Arbitration........................................................................34

                                         ARTICLE VII

                              NONDISCLOSURE OF PROPRIETARY DATA


                                         ARTICLE VIII

                                    CONDITIONS TO CLOSING

8.1     General Conditions; No Orders; Legal Proceedings...................................35
8.2     Conditions to Obligations of Buyer.................................................35
8.3     Conditions to Obligations of the Company...........................................37

                                          ARTICLE IX

                             TERMINATION OF OBLIGATIONS; SURVIVAL

9.1     Termination of Agreement...........................................................37
9.2     Effect of Termination..............................................................38
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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                                          ARTICLE X

                                   MISCELLANEOUS PROVISIONS

10.1    Amendment and Modifications........................................................38
10.2    Waiver of Compliance...............................................................38
10.3    Expenses...........................................................................38
10.4    Transfer Taxes.....................................................................38
10.5    Good Faith Efforts; Further Assurances.............................................38
10.6    Remedies; Waiver...................................................................39
10.7    Notices............................................................................39
10.8    Assignment.........................................................................40
10.9    Publicity..........................................................................40
10.10   Governing Law......................................................................40
10.11   Counterparts.......................................................................40
10.12   Headings...........................................................................40
10.13   Entire Agreement...................................................................40
10.14   Third Parties......................................................................40
10.15   Attorneys' Fees....................................................................41
10.16   Specific Performance...............................................................41
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                            STOCK PURCHASE AGREEMENT


               THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 20, 1999, between Wynn's International, Inc., a Delaware corporation ("Buyer"), and Goshen Rubber Companies, Inc., an Indiana corporation (the "Company"), and each of the shareholders of the Company listed on Schedule A hereto (individually a "Shareholder," and collectively the "Shareholders").

                              W I T N E S S E T H:

               WHEREAS, the Shareholders own all of the issued and outstanding shares of Class A common stock, $5.00 par value per share, of the Company (the "Class A Common Shares"), all of the issued and outstanding shares of Class B common stock, $5.00 par value per share, of the Company (the "Class B Common Shares," and together with the Class A Common Shares, the "Common Shares") and all of the issued and outstanding shares of Class C preferred stock, $100 par value per share, of the Company (the "Preferred Shares," and together with the Common Shares, the "Shares"); and

               WHEREAS, the Shares owned by the Shareholders represent all of the issued and outstanding capital stock of the Company; and

               WHEREAS, the Shareholders desire to sell, and Buyer desires to buy, the Shares for the consideration described herein;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                 SALE OF SHARES

               1.1 TRANSFER OF THE SHARES BY THE SHAREHOLDERS. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements herein contained, each Shareholder shall sell to Buyer all of the Shares owned by such Shareholder and shall deliver the certificates evidencing the Shares owned by such Shareholder to Buyer on the Closing Date (as defined in Section 1.7). The certificates evidencing the Shares shall be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Buyer or its nominee and otherwise in a form acceptable for transfer on the books of the Company.

               1.2 PURCHASE OF THE SHARES BY BUYER. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements herein contained, Buyer shall acquire the Shares from the Shareholders on the Closing Date. The aggregate consideration payable for all of the Shares is an amount equal to the Net Worth (as defined below) of the Company as of the Closing Date (as defined below) plus $24.0 million (the "Purchase Price"). "Net Worth" means the book value of the Company's assets less its liabilities as reflected in the Closing Balance Sheet (as defined in Section 1.5) as determined in conformity with generally accepted accounting principles consistently applied ("GAAP"); provided, that for calculation of the purchase price for the Shares the Company shall not be required to reduce the Net Worth for the following items (except to the extent of normal amortization of such items in the ordinary course of business up to June 30, 1999 and for the period between June 30, 1999 and the Closing Date) regardless of whether Net Worth is required to be so reduced by GAAP, as of the Closing Date: (a) any unamortized balance of capitalized loan and credit facility costs relating to the current and prior credit facilities of the Company reflected on the Balance Sheet (as defined in Section 2.8) as of the Balance Sheet Date; (b) any capitalized software costs reflected on the Balance Sheet as of the Balance Sheet Date; (c) capitalized leased property under lease obligations with respect to the Company's South Carolina leased facility reflected on the Balance Sheet as of the Balance Sheet Date; (d) any adjustments to the book value of the leased assets reflected on the Balance Sheet as of the Balance Sheet Date leased from Amplicon, Inc. under that certain Lease Agreement dated October 28, 1994, as amended March 23, 1995, as a result of the termination of that lease; and (e) any adjustments to the accounts receivable reflected in the Balance Sheet as of the Balance Sheet Date or the reserves therefor based on the account receivable and note receivable in the aggregate amount of $631,000 from Advanced Performance Technology, Inc. All costs, expenses and fees of the Company (or to be paid by the Company) related to the transactions contemplated by this Agreement incurred prior to the Closing shall have been expensed as of the Closing Date, and the effect of such expensing shall be reflected in the Closing Balance Sheet.

               1.3    PAYMENT FOR THE SHARES.

               In full consideration of the purchase by Buyer of the Shares, Buyer shall make the following payments:

               (a) Buyer shall pay to Shareholder' Agent (as defined in Section 1.5), for the account of the Shareholders, at the Closing (as defined in Section 1.7) the Closing Payment Amount (as defined in Section 1.4) by wire transfer of immediately available funds to a custodial account (the "Account") to be designated by the Shareholders' Agent in writing not later than three business days prior to the Closing.

               (b) In the event that the Purchase Price (as finally determined) is greater than the Closing Payment Amount, then the Deferred Purchase Price (as defined in Section 1.4) shall be increased by such difference. In the event that the Purchase Price (as finally determined) is less than the Closing Payment Amount, then the Deferred Purchase Price (as defined in Section 1.4) shall be reduced by such difference.

               1.4 DETERMINATION OF THE CLOSING PAYMENT AMOUNT AND DEFERRED PURCHASE Price. At least five business days prior to the Closing Date, the Company shall submit to Buyer a calculation setting forth the estimated closing payment amount (the "Estimated Closing Payment Amount"), together with supporting documents used by the Company in calculating the Estimated Closing Payment Amount and such other documents reasonably requested by Buyer to support the calculation. The Estimated Closing Payment Amount shall be an amount equal to the estimated Net Worth of the Company as of the Closing Date plus Nineteen Million Five Hundred Thousand Dollars ($19,500,000), but in no event shall the Estimated Closing Payment Amount exceed Forty-Two Million Dollars ($42,000,000). Unless Buyer shall object at least one day prior to the Closing Date in writing to the Estimated Closing Payment Amount, the payments contemplated by Section 1.3(a) to be made on the Closing Date shall be based on the Estimated Closing

Payment Amount, and the same shall hereafter be referred to as the "Closing Payment Amount." The difference between the Purchase Price and the Closing Payment Amount shall be deferred and paid in accordance with Section 1.6 below (the "Deferred Purchase Price").

               1.5 FINAL DETERMINATION OF PURCHASE PRICE. As soon as practicable following the Closing Date but in any event not more than 90 days after the Closing Date, Buyer or its representative shall prepare a balance sheet of the Company, dated the Closing Date (the "Closing Balance Sheet"), and statements of income and retained earnings covering the period from July 1, 1999 to the Closing Date (the "Closing Date Financial Statements"). The Closing Date Financial Statements shall be prepared in conformity with GAAP. Based upon the Closing Date Financial Statements, Buyer shall prepare a statement (the "Purchase Price Statement") setting forth the calculation of the Purchase Price and the Deferred Purchase Price and deliver the Purchase Price Statement to William P. Johnson, in his capacity as representative of each of and for the accounts of the Shareholders (the "Shareholders' Agent"). Shareholders' Agent will then have fifteen (15) business days from the date of receipt of the Purchase Price Statement to object to any items or calculations on the Purchase Price Statement. If Shareholders' Agent does not object to the Purchase Price Statement within such 15-day period, such Purchase Price Statement shall be deemed final and conclusive with respect to the determination of the Purchase Price and the Deferred Purchase Price and shall be binding on all parties hereto, including all Shareholders, for such purpose. In the event that Shareholders' Agent objects to any item or calculation on the Purchase Price Statement and such objection cannot be resolved by the parties hereto within twenty business days following such objection, such objection shall be resolved by Arthur Andersen LLP (the "Arbitrating Accountant"), who shall resolve all such objections as soon as practicable and make any necessary changes or revisions to the Purchase Price Statement. In resolving such objections, the Arbitrating Accountant shall determined whether the Purchase Price Statement was prepared in accordance with this Agreement and whether the Closing Date Financial Statements upon which the Purchase Price Statement was based were prepared in conformity with GAAP. Within five days of completion, the Arbitrating Accountant shall deliver the Purchase Price Statement to Buyer and Shareholders' Agent. The Purchase Price Statement as finalized by the Arbitrating Accountant shall be deemed final and conclusive with respect to the determination of the Purchase Price and the Deferred Purchase Price and shall be binding on all the parties hereto, including all Shareholders, for such purposes. The fees and expenses of the Arbitrating Accountant in resolving all such objections shall be borne one-half by Buyer, on the one hand, and one-half by the Shareholders on the other hand, and such one-half may be deducted by Buyer pro rata based on the percentage interests in the Company from the Deferred Purchase Price remaining payable to all Shareholders.

               1.6    INTEREST ON AND PAYMENT OF DEFERRED PURCHASE PRICE.

               (a) Subject to the provisions of Section 6.4, Buyer shall pay interest on the amount of any then outstanding Deferred Purchase Price from and after the Closing Date until paid in full at a rate of 5.5% per annum, payable semi-annually, in arrears on January 1 and July 1 of each year, with the first payment due on January 1, 2000. Interest payments due on a Saturday, Sunday or national holiday, shall be deemed timely paid if paid on the next succeeding business day after such Saturday, Sunday or national holiday. Interest shall be payable to the

Shareholders' Agent, for the account of the Shareholders, who shall be responsible for allocating and distributing interest payments to the Shareholders. Any late interest payment or late repayment of any outstanding Deferred Purchase Price shall accrue interest at the rate of 9% per annum commencing the day after the due date for such payment.

               (b) Subject to the indemnification limits set forth in Section 6.10, Buyer shall be entitled to offset permanently against the Deferred Purchase Price amounts that have been (i) consented to by the Shareholders' Agent or (ii) finally determined in accordance with the procedures set forth in
Article VI with respect to indemnification claims payable by the Shareholders ("Offset Amounts"), and from and after the date of any such offset that Offset Amount shall no longer constitute a portion of the Deferred Purchase Price.

               (c) On January 1, 2003, Buyer shall pay to the Shareholders' Agent, for the account of the Shareholders, a portion of the Deferred Purchase Price equal to the Deferred Purchase Price plus any accrued but unpaid interest thereon less the sum of (i) Offset Amounts finally determined on or prior to January 1, 2003, (ii) the amount of any asserted, but unresolved claims, against the Deferred Purchase Price, asserted on or prior to January 1, 2003 and (iii) Three Million Dollars ($3,000,000). The Shareholders' Agent, or a designee thereof, shall be responsible for allocating and distributing the payment of a portion of the Deferred Purchase Price to the Shareholders.

               (d) On the fifth anniversary of the Closing Date, Buyer shall pay to the Shareholders' Agent, for the account of the Shareholders, the balance of the Deferred Purchase Price plus any accrued but unpaid interest thereon, not previously paid or distributed to the Shareholders' Agent less any Offset Amounts not previously offset against the Deferred Purchase Price less the amount of any asserted, but unresolved claims, against the Deferred Purchase Price, asserted on or prior to fifth anniversary of the Closing Date. The amount of the Deferred Purchase Price then subject to a pending claim for indemnification shall be distributed in the manner described in Section 6.4(b).

               1.7 THE CLOSING. The consummation of the sale and purchase of the Shares referred to in Section 1.1 (the "Closing") shall take place at 10:00 a.m., local time, on the later of (i) five business days after satisfaction or waiver of the conditions to closing set forth in Article VIII and (ii) December 17, 1999 at the offices of Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204, or at such other time and date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date."

               1.8 FURTHER ASSURANCES. From time to time after the Closing Date, the Shareholders shall, at the request of Buyer but without further consideration, execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further action as Buyer may reasonably request in order to vest in Buyer or its assigns and put Buyer or its assigns in possession of the Shares and to carry out and implement the transactions contemplated herein.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

               The Company has delivered to Buyer at least five days before execution of this Agreement by Buyer, a disclosure schedule (the "Disclosure Schedule") containing information about the Company and its subsidiaries and identifying certain documents relating to the Company and its subsidiaries. The word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party or by any one or more of the subsidiaries. All references to the Company in this Article II shall be deemed to include the subsidiaries of the Company unless the context otherwise requires.

               As used in this Article II, "to the Company's and the Shareholders' knowledge" refers to matters within the actual knowledge of Shareholders other than William P. Johnson, and matters within the actual knowledge of William P. Johnson, after Mr. Johnson makes reasonable inquiry of the Company's employees having primary responsibility for the matters that are the subject of the representation or warranty being made and Mr. Johnson thereafter reviews any records identified by such employees (provided, that such employee has made due inquiry) as affecting the validity of the representation or warranty. The liability of any Shareholder for a breach of any of the representations and warranties set forth below shall be governed by the provisions of Article VI.

               The Company and each of the Shareholders (other than Ducks Unlimited, Inc., University of Notre Dame, St. John's Church and Menonite Foundation, Inc. (collectively, the "Charitable Shareholders")), jointly and severally, represent and warrant to Buyer as follows:

               2.1 CAPITAL STOCK. The Company has an authorized capitalization consisting of 15,000 shares of Class A common stock, $5.00 par value per share, of which 10,513 shares are issued and outstanding, 90,000 shares of Class B common stock, $5.00 par value per share, of which 71,247 shares are issued and outstanding, and 15,000 shares of Class C preferred stock, $100 par value per share, of which 14,496 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 2.1 of the Disclosure Schedule, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company, other than as contemplated by this Agreement. Any equity securities of the Company that were issued and reacquired by the Company were so reacquired in compliance with all applicable laws, and the Company has no outstanding obligation or liability with respect thereto.

               2.2 SUBSIDIARIES AND INVESTMENTS. Except as set forth in Section
2.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity. Section 2.2 of the Disclosure Schedule sets forth each subsidiary of the Company, the authorized capitalization of such subsidiary, the Company's ownership interest therein, and, to the knowledge of the Company, the ownership interests of any other security holders of such subsidiary.

               2.3 CORPORATE ORGANIZATION; ETC. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana. The Company has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Company is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which the Company's facilities, leased properties and nature of the business conducted by it requires it to be qualified except where the failure to do so would not have a material adverse effect on the Company.
Section 2.3 of the Disclosure Schedule correctly lists the current directors and officers of the Company. Each subsidiary of the Company is a corporation duly organized, validly existing and, if applicable, in good standing under the respective laws of its jurisdiction of organization. Each subsidiary of the Company has full corporate power and authority to carry on the respective business of such subsidiary as it is now being conducted and to own the properties and assets it now owns. Each subsidiary is duly qualified to do business and is in good standing, if applicable, in those jurisdictions listed in Section 2.3 of the Disclosure Schedule. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by such subsidiary or the nature of the business conducted by such subsidiary makes such qualification necessary other than for those jurisdictions where the failure to do so would not have a material adverse effect on the Company. Section 2.3 of the Disclosure Schedule correctly lists the current directors and officers of each subsidiary.

               2.4 AUTHORIZATION, ETC.; NO VIOLATION. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Company has taken all action required by law, its Articles of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Board of Directors of the Company has approved this Agreement and such approval has not been rescinded or modified since the date of such approval.

               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall violate any provisions of the Articles of Incorporation or Bylaws of the Company or any subsidiary, or violate in any material respect any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

               2.5 CONSENTS; NO VIOLATION OF AGREEMENTS. Except as set forth in
Section 2.5 of the Disclosure Schedule, no consent of any person is necessary for the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, Leases (as defined in Section 2.13), Licenses (as defined in Section 2.15),

Contracts (as defined in Section 2.16) or other agreements of the Company or any subsidiary, but excluding purchase orders from the Company's customers, and consents from governmental agencies, whether federal, state or local, and neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a material violation or material breach of any provision of, or give any person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any loans, Leases, Licenses, Contracts or other agreements of the Company or any subsidiary.

               2.6 BOOKS AND RECORDS. The minute books of the Company and each subsidiary, as previously made available to Buyer and its representatives, contain (a) true, correct and complete copies of the Company's or such subsidiary's charter documents, as the case may be, and (b) records, accurate in all material respects, of all meetings of, and corporate actions (including actions by written consent) taken by, the shareholders and the Board of Directors and all committees thereof of the Company or such subsidiary.

               2.7 BANK ACCOUNTS AND POWERS OF ATTORNEY. Set forth in Section
2.7 of the Disclosure Schedule is an accurate and complete list showing (a) the name and address of each bank at which the Company or any subsidiary has an account or safe deposit box, the number of any such account or any such safe deposit box, and (b) the names of all persons, if any, holding powers of attorney from the Company or any subsidiary.

               2.8 FINANCIAL STATEMENTS. The Company has heretofore furnished Buyer with the audited consolidated balance sheets of the Company dated as of June 30, 1997, 1998 and 1999 and the related consolidated statements of income or operations and retained earnings and statements of cash flows for the years then ended. The audited consolidated balance sheet of the Company as of June 30, 1999 shall hereinafter be referred to as the "Balance Sheet." Such financial statements, including the notes thereto, except as indicated therein, have been prepared in accordance with GAAP.

               The Balance Sheet fairly presents, in accordance with GAAP, the consolidated financial position of the Company at June 30, 1999 (the "Balance Sheet Date") and, except as indicated therein, reflects all material claims against and all debts and liabilities of the Company, fixed or contingent, as at the Balance Sheet Date, and the related statement of income, shareholders' equity and cash flows fairly present, in accordance with GAAP, the consolidated results of operations and cash flows of the Company for the year then ended. The audited balance sheets of the Company dated at June 30, 1997 and 1998 fairly present, in accordance with GAAP, the consolidated financial position of the Company at the respective dates thereof and, except as indicated therein, reflect all material claims, individually and in the aggregate, against and all debts and liabilities of the Company, fixed or contingent, as at the respective dates thereof, and the related consolidated statements of income or operations and retained earnings and cash flows fairly present, in accordance with GAAP, the results of operations and cash flows of the Company for the years then ended.

               2.9 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth in
Section 2.5 above and Section 2.9 of the Disclosure Schedule and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date or that have been sold or otherwise disposed of in the ordinary course of business, each of the Company and its subsidiaries has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Company or any subsidiary since the Balance Sheet Date; in each case subject to no encumbrance, lien charge or other restriction of any kind or character except (i) statutory liens not yet delinquent; (ii) liens for taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (iii) liens granted to a seller to secure all or a portion of the purchase price for an asset or (iv) liens that do not individually or in the aggregate materially impair the use or proposed use of the asset or property or materially detract from the value of the asset or property to which they relate.

               2.10 REAL PROPERTY. Except as set forth in Section 2.10(a) of the Disclosure Schedule, neither the Company nor any subsidiary owns any real property or any interest therein. Except as set forth in Section 2.10(b) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties other than the Company or any subsidiary the right of use or occupancy of any portion of any parcel of real property owned or leased by the Company or any of its subsidiaries ("Real Property"). Except as set forth in Section 2.10(c) of the Disclosure Schedule, each parcel of Real Property is zoned for use in the manner in which the facility is currently being used, and as such the Company's or such subsidiary's operation of its business thereon is permitted within such use. Except as set forth in Section 2.10(d) of the Disclosure Schedule, there are no pending or, to the Company's or the Shareholders' knowledge, threatened proceedings relating to the zoning for the Real Property. Except as set forth in
Section 2.10(e) of the Disclosure Schedule, there are no outstanding options or rights of first refusal to purchase the Real Property or any portion thereof or interest therein. Except as set forth in Section 2.10(f) of the Disclosure Schedule, there are no parties other than the Company or a subsidiary in possession of the Real Property. The Real Property is supplied with utilities and other services necessary and adequate for the operation of the Real Property as currently operated by the Company or its subsidiary. Except as set forth in
Section 2.10(g) of the Disclosure Schedule, the Real Property, including, without limitation, the foundations, roofs, floors, plumbing, heating, air conditioning and electrical systems thereof, are in good operating condition and repair, ordinary wear and tear excepted.

               2.11 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 2.11 of the Disclosure Schedule, since the Balance Sheet Date, the Company (including its subsidiaries) has not:

               (a) conducted its business other than in the usual and ordinary manner and in the ordinary course of business, including making all regularly scheduled payments and commitments (e.g., payroll, taxes, rent and lease payments) coming due through the Closing Date;

               (b) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

               (c) written down the value of any inventory in an aggregate amount of $100,000 or more;

               (d) waived any claims or rights of the Company of substantial value;

               (e) sold, transferred or otherwise disposed of any of the Company's properties or assets (real, personal or mixed, tangible or intangible) with a value of $25,000 or more except in the ordinary course of business and consistent with past practice;

               (f) disposed of or disclosed to any person other than representatives of Buyer any trade secret, formula, process or know-how of the Company not theretofore a matter of public knowledge, the disclosure of which would have a material adverse affect on the business, operations, assets or financial condition of the Company;

               (g) granted any general increase in the compensation of the Company's employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of the Company other than increases reasonable in amount and in the ordinary course of business;

               (h) made any change in any method of accounting or accounting practice that would have a material adverse effect on the assets or operations of the Company;

               (i) to the Company's and the Shareholders' knowledge, replaced any customer-owned molds or Company/subsidiary-owned molds with new molds at the expense of the Company or any subsidiary, or given any incentives to customers by sharing or agreeing to share in the cost of constructing a mold; or

               (j) agreed, whether in writing or otherwise, to take any action described in this Section 2.11.

               2.12 TRADE ACCOUNTS AND OTHER RECEIVABLES. All accounts receivable and other receivables due or recorded in the records and books of account of the Company as being due to the Company as at the Balance Sheet Date (less the amount of any allowances or reserves therefor made in the records and books of account of the Company) were actually made in the ordinary course of business and shall (subject to the amount of any allowances or reserves therefor made in the records and books of account of the Company) be good and collectible in full in the ordinary course of business. The Company has delivered to the Buyer a complete and accurate aging list of all receivables of the Company and its subsidiaries as of June 30, 1999.

               2.13 LEASES. Section 2.13 of the Disclosure Schedule contains a true, correct and complete list of each equipment and Real Property lease to which the Company or any subsidiary is a party (the "Leases"). The Company has delivered to Buyer a true, correct and complete copy of each Lease, including all modifications and amendments and all material notices relating thereto. The Leases are valid, binding and enforceable in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought), and are in full force and effect; there are no existing material defaults by the Company or any subsidiary or, to the Company's and Shareholder's knowledge, any material defaults by the lessors thereunder; no event of default has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder; neither the Company or any subsidiary is in violation of, nor, to the knowledge of the Company and the Shareholders, the lessor is not in violation of, any of the terms or conditions of any such Lease in any material respect; no notice has been given, or received by the Company or any subsidiary under any Lease alleging a material default by the lessor or the Company or any subsidiary, as the case may be, of any such Lease.

               2.14 PROPERTY, PLANT AND EQUIPMENT. The tangible assets and equipment of the Company and its subsidiaries are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such assets or equipment is in need of maintenance, repairs or replacements that are material in nature except for (a) ordinary, routine maintenance, repairs and replacements and (b) other repairs as of the Closing Date that do not exceed $50,000 in the aggregate. The Company has delivered to Buyer a complete and accurate copy of the Company's depreciation schedule for the Company, which includes a list of all of the Company's property, plant and equipment as of the Balance Sheet Date and as reflected on the Balance Sheet.

               2.15 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Section 2.15 of the Disclosure Schedule lists:

               (a) all patents held by the Company and its subsidiaries and all pending patent applications by the Company or any subsidiary, including for each such patent the serial or patent number, country, filing and expiration date and title;

               (b) all registered trademarks of the Company or any of its subsidiaries, and all pending applications for registration by the Company or any of its subsidiaries of trademarks, including for each such trademark, the registration or application number, country, filing and expiration date;

               (c) all registered copyrights of the Company or any of its subsidiaries and all applications by the Company or any of its subsidiaries for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright;

               (d) all licenses by the Company or any of its subsidiaries to any person or entity of any of the rights identified in subparagraphs (a) through
(c) above; and

               (e) all licenses by any other person or entity to the Company or any of its subsidiaries of any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity.

               Each license identified in Section 2.15 of the Disclosure Schedule pursuant to subparagraphs (d) and (e) above (each a "License") is a valid and binding obligation of the Company or the subsidiary thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. With respect to each License, there is no material default (or event that with the giving of notice or passage of time would constitute a material default) by the Company or subsidiary thereto or, to the knowledge of the Company and the Shareholders, the other party thereto. The Company has not received any notice (and the Company and the Shareholders do not have knowledge) of claims asserted by any person to use any patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes licensed by or to the Company or challenging or questioning the validity or effectiveness of any License.

               The Company and its subsidiaries have good and valid title to, or otherwise possess adequate rights to use, all patents, trademarks, trade names, copyrights, inventions, trade secrets, software licenses and other proprietary information necessary to permit the Company and its subsidiaries to conduct the business and operations of the Company and its subsidiaries in substantially the same manner as it had been conducted prior to the date hereof.

               Neither the Company nor any of its subsidiaries has, nor, to the Company's and the Shareholders' knowledge, have any of them been alleged to have, infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection.

               2.16   CONTRACTS, COMMITMENTS AND BID PROPOSALS.

               (a) Except as listed in Section 2.16 of the Disclosure Schedule, the Company and its subsidiaries do not have and are not bound by:

                      (i) any agreement, contract or commitment that involves or could involve in excess of $50,000 (or $25,000 if not entered into in the ordinary course of business) or that has an unexpired term in excess of four years, excluding specifically in both instances (A) purchase orders from the Company's customers and (B) contracts for the purchase by the Company of raw materials;

                      (ii) any contracts, except for those contracts that can be terminated upon 90 days' or less notice, for the purchase by the Company of raw materials that involve annual purchases of more than $200,000 or which extend beyond December 31, 2003;

                      (iii) any agreement, contract or instrument that grants a power of attorney, agency or similar authority to another person or entity;

                      (iv) any loan or advance to, investment in, guaranty or other contingent liability in respect of any indebtedness or obligation of, any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or other entity or any agreement, contract or commitment relating to the making of any such loan, advance, investment, guaranty or other contingent liability;

                      (v) any agreement, contract or commitment relating to the employment of any person by the Company or any subsidiary, or any bonus, deferred compensation, pension, severance, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                      (vi) any management service, consulting, sales representative, distributor or similar type of contract;

                      (vii) any confidentiality, nondisclosure or similar agreement entered into outside the ordinary course of business, except for agreements which by their terms prohibit the disclosure of the existence of such agreement;

                      (viii) any agreement, contract or commitment limiting the
                             freedom of the Company or any subsidiary to engage in any line of business or compete with any person or entity; or

                      (ix) any contract, agreement or employee benefit plan that contains a provision providing for increased benefits or payments, or accelerated payments or benefits, upon a change of control of the Company, including, without, limitation any change of control based on the transactions contemplated by this Agreement.

               (b) Each contract, agreement and commitment listed in Section
2.16 of the Disclosure Schedule (each a "Contract") is valid and binding on the Company or subsidiary in accordance with its terms and in full force and effect, and, except as set forth in Section 2.16 of the Disclosure Schedule, there exists no material default, event, occurrence, condition or act (including the purchase of the Shares hereunder) that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default thereunder. The Company or its subsidiary has performed all of the terms or conditions of the Contracts (or any contract, agreement or commitment required to be set forth in Section 2.18 of the Disclosure Schedule) in all material respects, and all of the covenants to be performed by any other party thereto have been materially performed. The Company has heretofore delivered to Buyer a true, correct, accurate and complete copy of the Contracts.

               2.17 CUSTOMERS AND SUPPLIERS. Section 2.17 of the Disclosure Schedule contains a complete and accurate list of (i) the 10 largest customers of the Company and its subsidiaries in terms of revenues during each of the Company's last two fiscal years, showing the approximate total sales to each such customer during each period; and (ii) the 10 largest suppliers of the Company and its subsidiaries in terms of purchases during each of the Company's last two fiscal years, showing the approximate total purchases from each such supplier during such periods. Except as set forth in Section 2.17 of the Disclosure Schedule, since the Balance Sheet Date, to the Company's and the Shareholders' knowledge, there has been no material adverse change in the business relationship of the Company or any of its subsidiaries with any customer or supplier listed on Schedule 2.17.

               2.18 LABOR DIFFICULTIES. Except as set forth in Section 2.18 of the Disclosure Schedule, (a) the Company and its subsidiaries are in material compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice as defined in the National Labor Relations Act; (b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's and the Shareholders' knowledge, threatened against the Company or any of its subsidiaries; (c) none of the Company's or any subsidiaries' employees is covered by a collective bargaining agreement or is a member of a union, and no representation question exists respecting the employees of the Company or any subsidiary; (d) there exists no basis for the assessment of unpaid wages with respect to employees of the Company or any subsidiary; (e) there has not been any material adverse change in relations with employees of the Company or any of its subsidiaries as a result of the announcement, if any, of the transactions contemplated by this Agreement; and (f) since the Balance Sheet Date, no officer or key employee of the Company or any of its subsidiaries has resigned, and to the knowledge of the Company and the Shareholders, no officer or key employee of the Company or any of its subsidiaries has indicated that he or she intends to resign.

               2.19 PERSONNEL. Section 2.19 of the Disclosure Schedule sets forth a true and complete list of:

               (a) the name and current salary of all exempt employees of the Company and its subsidiaries as of June 30, 1999, who receive salaries in excess of $50,000 per year; and

               (b) the name and compensation arrangements of any other employees of the Company and its subsidiaries not listed in Section 2.19 of the Disclosure Schedule pursuant to subparagraph (a) above, who receive salaries or base compensation in excess of $50,000 per year.

               2.20   EMPLOYEE BENEFIT PLANS.

               (a) Employee Benefit Plans, Collective Bargaining and Employee Agreements, and Similar Arrangements.

                      (i) Section 2.20(a)(i) of the Disclosure Schedule lists all employee benefit plans and employment or severance agreements or other similar arrangements to which the Company or any of its subsidiaries is or during the last five years has been a party or by which it is or during the last five years has been bound, legally or otherwise, including, without limitation, (A) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (B) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to, benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (C) any employment agreement, or (D) any other

        "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (collectively, the "Plans").

                      (ii) The Company has delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to the Plans, or summary descriptions of any Plans not otherwise in writing.

                      (iii) Except as set forth in section 2.20(a)(iii) of the Disclosure Schedule, there are no negotiations, demands or proposals that are pending or, to the Company's and the Shareholders' knowledge, have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section 2.20(a).

                      (iv) Except as set forth in Section 2.20(a)(iv) of the Disclosure Schedule, the Company is in material compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other laws applicable with respect to all the Plans. The Company has performed all of its material obligations under all the Plans. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission ("Actions") (other than routine claims for benefits) pending or, to the Company's and Shareholders' knowledge, threatened against the Plans or their assets, or arising out of the Plans, and all of the Plans have been operated in material compliance with their terms. No facts, to the Company's or Shareholders' knowledge, exist that could give rise to any such Actions.

                      (v) Subject to the collective bargaining agreements listed in Section 2.18 of the Disclosure Schedule and except as otherwise specified in such Plan, and except as specified in Section 2.20(a)(v) of the Disclosure Schedule, each of the Plans can be terminated by the Company within a period of 30 days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                      (vi) All obligations of the Company under each of the Plans (x) that are due prior to the Closing Date have been paid or shall be paid prior to the Closing Date, and (y) that have accrued prior to the Closing Date have been or shall be paid prior to the Closing Date or properly accrued on the Company's balance sheet.

                      (vii) Except as set forth in Section 2.20(a)(vii) of the Disclosure Schedule, no employee, consultant or agent of the Company is entitled to any severance, parachute or other form of payment or benefit from the Company or its successors or assigns arising or becoming due as a result of the consummation of the transactions contemplated by this Agreement.

               (b) Qualified Plans. Except as set forth in Section 2.20(b) of the Disclosure Schedule, no Plan is a stock bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code). Each Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

               (c) Title IV Plans. Except as set forth in Section 2.20(c) of the Disclosure Schedule, no Plan is a plan subject to Title IV of ERISA.

               (d) Multiemployer Plans. Except as set forth in Section 2.20(d) of the Disclosure Schedule, no Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) (a "Multiemployer Plan").

               (e) Health Plans. All group health plans of the Company have been operated in material compliance with the group health plan continuation coverage requirements of the Code to the extent such requirements are applicable. Except as set forth in Section 2.20(e) of the Disclosure Schedule and except to the extent required under Section 4980B of the Code, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its ERISA Affiliates (as such term is defined below).

               (f) Fines and Penalties. Except as set forth in Section 2.20(f) of the Disclosure Schedule, there has been no act or omission by the Company, or any of its ERISA Affiliates, that has given rise to or may give rise to fines, penalties, taxes or related charges under Section 502(c), (i) or (l) or Section 4071 of ERISA or Chapter 43 of the Code.

               (g) Pension Plans. As of the most recent valuation date for any Pension Plan (as such term is defined below), there was no unfunded benefit liability (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities). "Pension Plan" means any Plan, other than a Multiemployer Plan, which is subject to
Section 412 of the Code or Section 302 of ERISA.

               (h) Multiemployer Plans. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, there was, based on information available pursuant to Section 4221(e) of ERISA, no potential liability of the Company or any of its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA).

               (i) Other Events. None of the following events has occurred, nor can any of the following events reasonably be expected to occur:

                      (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation);

                      (ii) the failure to meet the minimum funding standard of
        Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code), the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan, or the failure to make any required contribution to a Multiemployer Plan;

                      (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;

                      (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA;

                      (v) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

                      (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

                      (vii) the withdrawal of the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;

                      (viii) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or

                      (ix) the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

        "ERISA Affiliate" means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Company, any corporation described in clause (i) above or any trade, or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company and with respect to liabilities arising after such period for which the Company could be liable under the Code or ERISA.

               2.21 LITIGATION. Except as set forth in Section 2.21 of the Disclosure Schedule, there is no Action pending or, to the Company's and the Shareholders' knowledge, threatened against the Company or any subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; nor, to the Company's or Shareholders' knowledge, is there any valid basis for any such Action. Except as set forth in Section 2.21 of the Disclosure Schedule, neither the Company nor any subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding. Except as set forth in
Section 2.21 of the Disclosure Schedule, there is no matter as to which the Company or any of its subsidiaries has received any notice, claim or assertion, or, to the knowledge of the Company and the Shareholders, which otherwise has been threatened or initiated, against any director, officer, employee, agent or representative of the Company, any of its subsidiaries or any other person, in connection with which any such person has any right to be indemnified by the Company or any of its subsidiaries under this Agreement or otherwise. 2.22 COMPLIANCE WITH LAW. The business and the other operations of the Company and its subsidiaries have been conducted in material compliance with all applicable laws, regulations, rules and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company or any of its subsidiaries. Except as set forth in Section 2.22 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any notification of any asserted present or past failure by the Company or any of its subsidiaries to comply with such laws, rules or regulations.

               2.23 PERMITS. The Company and its subsidiaries hold all material permits, licenses, accreditations, approvals and authorizations ("Permits") that are required by any governmental entity and that are necessary to permit it to conduct the business as now conducted, and all such Permits are valid and are in full force and effect. The consummation of the transactions contemplated hereby shall not cause the termination or revocation of any of the Permits. To the knowledge of the Company and the Shareholders and except as set forth in Section
2.23 of the Disclosure Schedule, no suspension, cancellation or termination of any of such Permits is threatened or imminent which suspension, cancellation or termination could reasonably be expected to have a material adverse effect on the business of the Company.

               2.24 DIVIDENDS AND OTHER DISTRIBUTIONS. There has been no dividend or other distribution of assets by the Company whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of any Shareholder subsequent to the Balance Sheet Date, except for payment of regular periodic dividends on the Class C preferred stock of the Company.

               2.25 LIABILITIES. The Company (on a consolidated basis) has no outstanding material claims, liabilities or indebtedness of any nature, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, except liabilities (a) set forth in the Balance Sheet or referred to in the notes thereto, (b) incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company or (c) set forth in
Section 2.25 of the Disclosure Schedule.

               2.26 TAXES. Except as set forth in Section 2.26 of the Disclosure Schedule, the Company has filed or caused to be filed, all federal, state, local and foreign tax returns and tax reports that are required to be filed by, or with respect to, the Company and its subsidiaries. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, property and other taxes and assessments (including interest and penalties) payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company. The federal income tax liability of the Company has been finally determined or the statute of limitations has expired for all fiscal years to and including the fiscal year ended June 30, 1995. Except as set forth in Section 2.26 of the Disclosure Schedule, to the Company's and the Shareholders' knowledge, no examination of any tax return of the Company is currently in progress nor has the Company been notified by any governmental agency of such agency's intention to review or audit any tax return of the Company or any portion or item thereof. To the extent required to do so, the Company has disclosed in its federal income tax returns all issues that could give rise to a penalty for substantial understatement of tax within the meaning of Section 6662 of the Code. Except as set forth in Section 2.26 of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company. The state income tax liability of the Company and each subsidiary has been finally determined or the statute of limitations has expired for all fiscal years to and including the fiscal years identified in
Section 2.26 of the Disclosure Schedule.

               2.27 INSURANCE. Set forth in Section 2.27 of the Disclosure
Schedule is a complete list of insurance policies (the "Policies") that the Company and its subsidiaries maintain with respect to the business or the operations, properties or employees of the Company and its subsidiaries. The Company has paid all premiums due under the Policies and in good faith believes the Policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. The Policies are in amounts deemed adequate by the Company.

               2.28 ENVIRONMENTAL LAWS AND REGULATIONS. Section 2.28 of the Disclosure Schedule contains information relating to the following items:

               (a) the nature and quantities of any Hazardous Materials (as defined below) generated, transported or disposed of by the Company during the past three years (other than raw material awaiting manufacturing, work-in-process or finished goods and through the sale of products in the ordinary course of business), together with a description of the location of each such activity; and

               (b) a summary of the nature and quantities of any Hazardous Materials that to the Company's and Shareholders' knowledge have been disposed of by the Company or any subsidiary or found by the Company or any subsidiary at any site or facility owned, leased or operated presently or at any previous time by the Company (other than raw material awaiting manufacturing, work-in-process or finished goods and through the sale of products in the ordinary course of business).

               Except as set forth in Section 2.28 of the Disclosure Schedule, the Company is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials (collectively, "Environmental Laws"). Except as set forth in
Section 2.28 of the Disclosure Schedule, to the Company's and the Shareholders' knowledge, the Company has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, any Environmental Laws either now or any time during the past three years. Except as set forth in Section 2.28 of the Disclosure Schedule, to the Company's and Shareholders' knowledge, there are no facts or circumstances which could form the basis for the assertion of any Claim (as defined below) against the Company relating to environmental practices asserted under CERCLA (as defined below) or RCRA (as defined below), or any other federal, state or local environmental statute.

               For purposes of this Section 2.28, the following terms have the following meanings:

               (A) "Hazardous Materials" means materials defined as "hazardous substances" or "hazardous wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901-6987 and any amendments thereto ("RCRA") and (iii) any similar federal, state or local environmental statute; and

               (B) "Claim" means any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against the Company.

               2.29 ABSENCE OF CERTAIN PAYMENTS. In connection with the business and operations of the Company, the Shareholders have not, and to the Shareholders' knowledge, neither the Company nor any of its directors, officers, agents, employees or other person acting on behalf of the Company has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. With respect to the business and operations of the Company, neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

               2.30 INSIDER INTERESTS. Except as set forth in Section 2.30 of the Disclosure Schedule, no officer of the Company or, to the knowledge of the Company and the Shareholders, no employee of the Company has any material interest in any property, real or personal, tangible or intangible, of the Company, is indebted or otherwise obligated to the Company, has any contractual relationship with the Company or, to the Company's and Shareholders' knowledge, is an officer, director, employee or consultant of a competitor of the Company. The Company is not indebted or otherwise obligated to any such person, except for amounts due under normal arrangements as to salary or reimbursement of ordinary business expenses not unusual in amount or significance and except for the leases described in Section 2.30 of the Disclosure Schedule. Except as set forth in Section 2.30 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement shall not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from the Company or the successor or assign of any thereof to any employee or director.

               2.31 BROKERS AND FINDERS. Except as set forth in Section 2.33 of the Disclosure Schedule, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

               2.32 INVENTORY. Except as set forth in Section 2.32 of the Disclosure Schedule, all inventories carried by the Company and its subsidiaries as of the Balance Sheet Date are carried at the lower of cost or market with cost determined using the last-in first-out method consistent with generally accepted accounting principles. The Company has adequate obsolescence reserves to cover inventory items that have a market value lower than cost. Except to the extent of inventory reserves reflected in the Balance Sheet, the items included in said inventories are normal items of inventory carried by the Company and its subsidiaries, and are current, suitable and merchantable at customary prices for the filling of orders in the normal course of business, and are not obsolete, damaged, defective or slow moving, except for any allowances or reserves established by the Company therefor.

               2.33 YEAR 2000 COMPLIANCE. The Company and its subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing programs to address on a timely basis, the risk that certain computer applications used by the Company and its subsidiaries (or any of their material suppliers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999. Except as disclosed in Section 2.33 of the Disclosure Schedule, assuming that any third party input data is Year 2000 Compliant (as defined below) and any third party systems with which the Company's systems interact are Year 2000 Compliant, the Company has taken, or has developed plans to take prior to year end, reasonable steps which are, or will be, required to make the material computer hardware and software systems of the Company and its subsidiaries, on or before December 31, 1999, Year 2000 Compliant. For this purpose, "Year 2000 Compliant" means that the Company's and its subsidiaries' hardware and software systems will: (i) recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999, including accepting input, providing output and performing other date-sensitive functions in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates prior to and after December 31, 1999, without any change in performance; (iii) respond to and process two-digit input without creating any ambiguity as to the century and (iv) store and provide date input information without creating any ambiguity as to the century.

               2.34 DISCLOSURE. None of this Agreement, the financial statements of the Company described in Section 2.8 (the "Financial Statements"), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof contains any untrue statement of material fact, or omits any statement of material fact necessary in order to make the statements contained herein or therein not misleading.

               2.35 PRODUCT WARRANTIES AND PRODUCT RETURNS. The Company has provided to Buyer true, correct and complete copies of all written warranties on products manufactured by the Company. The Company previously has provided Buyer with a true, correct and complete schedule of all available computer-generated schedules of product returns or warranty claims to the Company since January 1, 1999, which have with respect to any individual product exceeded $50,000. Except as set forth in Section 2.35 of the Disclosure Schedule, none of the products sold by the Company within the past three years has been, is currently, or, to the Company's and the Shareholders' knowledge, is threatened to be, the subject of a product recall.

               2.36 PRODUCT LIABILITY. Except as set forth in Section 2.36 of the Disclosure Schedule, the Company is not as of the date hereof, nor has been at any time during the past five years, a party to any action, suit, proceeding, hearing or governmental investigation arising out of any injury to persons or damage to property as the result of the ownership, possession or use of any of the products manufactured by the Company or its subsidiaries or any product substantially similar to the inventory manufactured or sold by the Company during the past five years.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                     THE SHAREHOLDERS RELATING TO THE SHARES

               Each Shareholder severally, but not jointly, represents and warrants to Buyer, with respect to the Shares being sold and transferred to Buyer hereunder, as follows:

               3.1 OWNERSHIP. Such Shareholder is, and at the Closing Date will be, the record and beneficial owner of the number of Shares set forth opposite such Shareholder's name on Schedule A hereto.

               3.2 TITLE. Such Shareholder now has, and at the Closing Date will have, good and marketable title to the Shares to be sold by such Shareholder hereunder, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances.

               3.3 RIGHT TO TRANSFER. Such Shareholder now has, and at the Closing Date will have, full legal right and power to transfer and deliver to Buyer the Shares to be transferred to Buyer by such Shareholder, and Buyer shall receive good and marketable title thereto, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances.

               3.4 ALL SHARES. The Shares to be transferred by such Shareholder to Buyer represent the entire ownership interest of such Shareholder in the capital stock of the Company, and such Shareholder has no other options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase by such Shareholder of any shares of capital stock of the Company.

               3.5 BINDING AGREEMENT. This Agreement has been executed and delivered by or on behalf of such Shareholder, and this Agreement is a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium of other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

               3.6 CONFLICTS. Such Shareholder is not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or compliance by such Shareholder with the terms, conditions and provisions hereof. No consent of any person or entity is necessary for the consummation of the transactions contemplated hereby by such Shareholder.

               3.7 BROKERS AND FINDERS. Except as set forth in Section 3.7 of the Disclosure Schedule, such Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

               3.8 POWER OF ATTORNEY AND CUSTODY AGREEMENT Such Shareholder has duly authorized (if applicable), executed and delivered, in the form heretofore provided to Buyer, a Power of Attorney and Custody Agreement (the "Custody Agreement"), with National City Bank, as custodian (the "Custodian"), and appointing Shareholders Agent as attorney-in-fact; the Custody Agreement constitutes a valid and binding agreement of such Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought; the Shareholders Agent, acting alone, is authorized to execute and deliver this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing the Shares being sold by such Shareholder hereunder or stock power or powers with respect thereto, to accept payment therefor, and to otherwise act on behalf of such Shareholder in connection with this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to the Company as follows:

               4.1 CORPORATE ORGANIZATION; ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               4.2 AUTHORIZATION; ETC. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a legally valid and binding agreement of Buyer enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

               4.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall violate any provisions of the Certificate of Incorporation or Bylaws of Buyer or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

               4.4 BROKERS AND FINDERS. Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

               4.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. Buyer is acquiring the Shares for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

               4.6 INVESTMENT EXPERIENCE. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

               4.7 ACCREDITED INVESTOR. Buyer is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

               4.8 RESTRICTED SECURITIES. Buyer understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from affiliates of the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Buyer represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               4.9 INSURANCE REQUIREMENTS. Buyer covenants and agrees that, following the Closing Date and throughout the period for which Shareholders have any indemnification obligation under the representations and warranties set forth in Article II, Buyer shall maintain for the benefit of the Company, or shall cause the Company to maintain employment practices liability ("EPL") insurance coverage, products liability insurance coverage and product recall insurance coverage in amounts substantially the same as the coverage amounts maintained by the Company as of the Closing Date. Notwithstanding the immediately preceding sentence, Buyer shall not be obligated to maintain such coverage (a) if the annual premiums payable by Buyer for any such coverage exceeds 175% of the annual premiums paid by the Company for such coverage at the time of its most recent renewal of such coverage occurring on or before the Closing Date or (b) at any time when claims that have been and that could be made under the representations and warranties that are the subject of such insurance coverage have expired in accordance with the terms of this Agreement.

                                    ARTICLE V
                  COVENANTS WITH RESPECT TO CONDUCT OF BUSINESS
                         OF THE COMPANY PRIOR TO CLOSING

               5.1 ACCESS. The Company shall authorize and permit Buyer and its representatives, including Buyer's independent accountants and counsel, from the date hereof to the Closing Date, to have reasonable access during normal business hours, following reasonable notice by Buyer to the Company's designee, William P. Johnson, and in such manner as shall not unreasonably interfere with the conduct of the business of the Company, to all of the Company's properties, books, records, operating instructions and procedures, tax returns and all other information with respect to the business of the Company as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss the business of the Company with such third persons, including, without limitation, the Company's directors, officers, employees, accountants, counsel, suppliers, customers and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the business of the Company, obtaining any necessary approvals of or permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and business of the Company. Subject to the foregoing, before Buyer discusses the business of the Company with or contacts any third person about the Company's business or operations, including, without limitation, the Company's directors, officers, employees, suppliers, customers and creditors, Buyer shall notify William P. Johnson, who shall make appropriate arrangements for facilitating the discussions requested by Buyer. Subject to the requirements of law or judicial process, from the date hereof to the Closing Date, Buyer shall hold in confidence, and shall use its good faith efforts to cause its agents to hold in confidence, all such non-public information obtained by it or its agents pursuant to such access. Buyer hereby acknowledges the existence of the certain confidentiality agreement, dated May 4, 1999, and agrees that such confidentiality agreement shall notwithstanding Section 10.14, continue in effect.

               5.2    MATERIAL ADVERSE CHANGES; INTERIM FINANCIAL STATEMENTS.

               (a) From the date hereof to the Closing Date, the Company and the Shareholders shall promptly notify Buyer of any event of which the Company or any Shareholder obtains knowledge that has had or might reasonably be expected to have a material adverse effect on the business of the Company or which if known as of the date hereof would have been required to be disclosed to Buyer.

               (b) From the date hereof to the Closing Date, the Company shall furnish to Buyer (i) as soon as available, copies of all reports, renewals, filings, certificates, statements and other documents filed with any governmental entity; (ii) monthly and quarterly unaudited balance sheets, statements of operations and cash flow for the Company; and (iii) such other reports theretofore prepared by the Company as Buyer may reasonably request relating to the

Company. Each of the financial statements delivered pursuant to this Section 5.2(b) shall be prepared in accordance with GAAP, subject to year-end adjustments and any other adjustments described therein and the absence of complete footnotes thereto. Each of the financial statements delivered pursuant to this Section 5.2(b) shall be accompanied by a certificate of the chief financial officer of the Company to the effect that such financial statements present fairly the financial position and results of operations and cash flows of the Company for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation in accordance with GAAP.

               5.3 CONDUCT OF BUSINESS. From and after the date hereof, the Company and William P. Johnson agree to confer with Buyer, as promptly as practicable, prior to the Company taking any material actions or making any material management decisions with respect to the conduct of the Company's business and plans with respect thereto. Without limiting the generality of the foregoing, from the date hereof to the Closing Date, the Company shall not without the prior written consent of Buyer, which may not be unreasonably withheld:

               (a) conduct its business except in the ordinary course consistent with prudent industry practice; or

               (b) except in accordance with the terms, terminate, renew or renegotiate any material contract (which for purposes of this clause (b) shall be any contract involving the expenditure of more than $100,000, or which by its terms extends for a period of more than one year) or default in any of its obligations under any material contract or enter in to any new material contract; provided, that with respect to any material contract entered into in the ordinary course of business, Buyer shall not unreasonably withhold its consent thereto; or

               (c) terminate or fail to renew any existing insurance coverage;
or

               (d) terminate or fail to renew or preserve any permits, or take any action that would jeopardize the continuance of its material supplier or customer relationships; or

               (e) incur or agree to incur any obligation or liability (absolute or contingent) that individually calls for payment by the Company of more than $500,000 in the aggregate, including, without limitation, additional borrowings under any credit facility; or

               (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, shareholder or any of their respective associates or affiliates; or

               (g) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent or pay any bonus to any person, or enter into any employment or severance agreement with any officer, director or employee; or

               (h) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except (i) for dispositions of property not material in amount, (ii) in the ordinary course of business or (iii) as contemplated by this Agreement; or

               (i) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or equity securities of the Company; or

               (j) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, or the personal property, real property or other thing of value, to the Shareholders, or split, combine, dividend, distribute or reclassify any shares of its equity securities, other than regular periodic dividends on the Preferred Shares; or

               (k) change or amend its charter documents or bylaws; or

               (l) make any capital expenditures or commitments with respect thereto aggregating more than $50,000, other than those capital expenditures approved by the Company's Board of Directors at its meeting held on September 22, 1999; or

               (m) make any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other person; or

               (n) dispose of or permit to lapse any rights to the use of any intangible property or dispose of or disclose any intangible property not a matter of public knowledge; or

               (o) compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), in any case, before furnishing a copy to Buyer and affording Buyer an opportunity to consult with respect thereto; or make any tax election or change any method or period of accounting; or

               (p) introduce any new method of management or operation in respect of the business of the Company; or

               (q) agree to or make any commitment to take any action prohibited by this Section 5.3 or to take or omit to take any other action that is reasonably likely to have a material adverse effect on the financial condition or operations of the Company.

               5.4 NOTIFICATION OF CERTAIN MATTERS. The Company and the Shareholders shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement and made by the Company, the Shareholders or Buyer to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or the Company, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

               5.5    PERMITS AND APPROVALS.

               (a) Buyer and the Company and the Shareholders each agree to cooperate and use their good faith efforts to obtain (and shall immediately prepare all registrations, filings and applications, requests and notices preliminary to all) approvals and permits that may be necessary or that may be reasonably requested by any of them to consummate the transactions contemplated by this Agreement.

               (b) To the extent that the approval of a third party with respect to any contract is required in connection with the transactions contemplated by this Agreement, the Company and the Shareholders shall use its or his or her good faith efforts to obtain such approval prior to the Closing Date and in the event that any such approval is not obtained (but without limitation on Buyer's rights under Section 8.2), the Company and the Shareholders shall reasonably cooperate with Buyer in its efforts to obtain any such approval following the Closing Date.

               5.6 PRESERVATION OF BUSINESS PRIOR TO THE CLOSING DATE. During the period beginning on the date hereof and ending on the Closing Date, (a) the Company and each of the Shareholders shall use his, her or its good faith efforts to preserve the business of the Company and to preserve the goodwill of customers, suppliers and others having business relations with the Company and
(b) the Company and Buyer shall consult with each other concerning, and the Company shall cooperate to keep available to Buyer, the services of the officers and employees of the Company that Buyer may wish to have the Company retain. Nothing in this Section 5.6 shall obligate Buyer or the Company after the Closing to retain or offer employment to any officer or employee of the Company.

               5.7 CERTAIN FILINGS. The Company, the Shareholders and Buyer will make any and all filings required to be made on their respective parts under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company, the Shareholders and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such law. The Company, the Shareholders and Buyer will supply each other with copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, with representatives of any governmental entity or member of its staff, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions.

                                   ARTICLE VI
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS
                                 AND WARRANTIES

               6.1 INDEMNIFICATION OF BUYER. Each Shareholder (except the Charitable Shareholders) severally but not jointly and subject to (i) the percentage limitations set forth on Schedule 6.1 hereto and (ii) the indemnification limitations set forth in Section 6.10, covenants and agrees to indemnify and hold harmless Buyer and its respective directors, officers, employees, affiliates, agents, representatives and assigns and the Company (in the event the Closing occurs and only to the extent applicable) ("Buyer Indemnified Parties") from and against any and all losses suffered or incurred by any Buyer Indemnified Party as a result of, or based upon or arising from:

               (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Shareholder (other than the representations, warranties, covenants or agreements contained in Article III hereof which are the subject of Section 6.2 hereof) or the Company in or pursuant to this Agreement;

               (b) any actual or threatened Action arising out of or resulting from the conduct by the Company of its business or operations on or before the Closing Date, including, but not limited to, any Action by a current or former employee of the Company and the facts upon which such Action is based occurred prior to the Closing Date, including Actions alleging wrongful discharge, employment discrimination and wage and hour violations;

               (c) any tax liability of the Company or any subsidiary for any tax period ending on or prior to the Closing Date to the extent not reserved or provided for on the Closing Balance Sheet;

               (d) any violation by the Company of any Environmental Law on or prior to the Closing Date or the existence of any violation of Environmental Law relating to the operations of the Company on or prior to the Closing Date, including, without limitation, any necessary costs incurred subsequent to the Closing Date to correct or bring into compliance with Environmental Laws the operations of the Company; provided that upon discovery by an officer of the Company of such violation the Company promptly notifies the Buyer in writing of the violation and takes reasonable steps to address the issue;

               (e) any environmental condition existing on or prior to the Closing Date at any Real Property currently or formerly owned, leased or operated by the Company to the extent attributable to the operations of the Company, or with respect to owned Real Property, attributable to the operations of prior owners of such Real Property, including, without limitation, Hazardous Materials contamination which continues to occur subsequent to the Closing Date as a result of or relating to an environmental condition existing as of the Closing Date; provided, that upon discovery by an officer of the Company of such condition the Company promptly notifies Buyer in writing of the condition and takes reasonable steps to address the situation and avoid exacerbating the condition; or

               (f) the off-site transportation, disposal or treatment of any Hazardous Materials by the Company on or prior to the Closing Date.


               6.2 ARTICLE III INDEMNIFICATION. Each Shareholder, including each Charitable Shareholder, severally but not jointly covenants and agrees to indemnify and hold harmless Buyer Indemnified Parties from and against any and all losses suffered or incurred by any Buyer Indemnified Party as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Shareholder in Article III hereof.

               6.3 APPOINTMENT OF REPRESENTATIVE. Each Shareholder hereby appoints the Shareholders Agent as the representative (the "Representative") of the Shareholders for purposes of this Article VI, and the review, resolution and settlement of any claims asserted by Buyer against the Shareholders under this Agreement ("Indemnity Claims"). Buyer shall be entitled to deal with, and rely on the authority of, the Representative to act on behalf of the Shareholders, until Buyer has received written notice from a majority in interest of the Shareholders designating a successor representative.

               6.4    OFFSET AGAINST DEFERRED PURCHASE PRICE.

               (a) If any matter as to which Buyer has asserted in good faith a claim hereunder is pending or unresolved at the time any Deferred Purchase Price payment is due hereunder from Buyer, Buyer shall have the right, in addition to other rights and remedies it may have, to withhold from such payment an amount equal to the amount of the claim until such matters are resolved. If it is finally determined that such claims are covered by this Article and as a result a Buyer Indemnified Party is entitled to indemnification hereunder, subject to the indemnification limitations set forth in Section 6.10, the amount of such claim may be permanently offset against the amount of the Deferred Purchase Price and the remainder of the amount withheld, if any, shall be delivered to the Shareholders Agent for the account of the Shareholders together with interest on such remainder for the actual number of days such payment was withheld at a rate per annum of 5.5%. If it is finally determined that such claim is not covered by this Article and a Buyer Indemnified Party is not entitled to indemnification hereunder, Buyer shall thereafter make immediate payment of the amount of the claim withheld to the Shareholders Agent for the account of the Shareholders and pay interest on the amount of such claim for the actual number of days such payment was withheld beyond its due date at a rate per annum equal to 5.5%. To the extent that Buyer makes an interest payment or payments to the Shareholders after the date of an Indemnity Claim but prior to final determination of such Indemnity Claim, and such Indemnity Claim is finally determined to be payable to Buyer, then Buyer shall be entitled to reduce the amount of any future interest payments due on the Deferred Purchase Price by the amount of interest paid with respect to the Indemnity Claim amount during the time period that the Indemnity Claim was pending.

               (b) On the fifth anniversary of the Closing Date, the remaining amount of any Deferred Purchase Price not previously distributed less any amounts reserved for pending unresolved Indemnity Claims or to pay expenses shall be distributed to the Shareholders Agent, for the account of the Shareholders. To the extent that there is pending any unresolved Indemnity Claim upon the expiration of the fifth anniversary of the Closing Date, the portion of the Deferred Purchase Price reserved with respect to such Indemnity Claim less amounts used to satisfy such Indemnity Claim shall be distributed to the Shareholders Agent, for the account of the Shareholders, upon final settlement or resolution of each such pending Indemnity Claim.

               6.5    INDEMNIFICATION OF SHAREHOLDERS.

               Buyer covenants and agrees to indemnify and hold harmless each Shareholder and his, her or its respective directors, officers, employees, affiliates, agents, representatives and assigns ("Shareholder Indemnified Parties") from and against any and all losses suffered by any Shareholder Indemnified Party as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement.

               6.6    PROCEDURE FOR THIRD-PARTY CLAIMS.

               (a) Notice. Any party seeking indemnification with respect to any loss shall give notice to the party required to provide indemnity hereunder (the "Indemnifying Party").

               (b) Defense. In the event any person or entity not a party to this Agreement shall make a demand or claim, file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in liability to an Indemnified Party in respect of matters embraced by the indemnity under this Agreement, or in the event that a potential loss, damage or expense comes to the attention of any party in respect of matters embraced by the indemnity under this Agreement, then the party receiving notice or aware of such event shall promptly notify the other party or parties of the demand, claim or lawsuit. Within ten days after notice by the Indemnified Party (the "Notice") to an Indemnifying Party of such demand, claim or lawsuit, except as provided in the next sentence, the Indemnifying Party shall have the option, at its sole cost and expense, to retain counsel for the Indemnified Party, to defend any such demand, claim or lawsuit, provided that counsel who shall conduct the defense of such demand, claim or lawsuit shall be approved by the Indemnified Party whose approval shall not unreasonably be withheld. The Indemnified Party shall have the right, at its own expense, to participate in the defense of any suit, action or proceeding brought against it with respect to which indemnification may be sought hereunder; provided, however, if (a) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (other than differing interests associated with an Indemnifying Party's obligation to indemnify), or (b) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party, or (c) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time; then, the Indemnified Party shall have the right to retain its own counsel at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. No Indemnifying Party, in the defense of any such demand, claim or lawsuit, shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party; provided, however, that if a firm written offer is made by the third party to settle any claim, which involves only the payment of cash (United States dollars) and the claimant provides to the Indemnified Party a general release in a form reasonably acceptable to the Indemnified Party from all liability, and the Indemnifying Party proposes to accept (and pay in full the amount of ) such settlement but the Indemnified Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense costs related to such third-party claim; (ii) the maximum reimbursement amount relating to such third-party claim shall be the amount of the proposed settlement (plus any defense costs not paid by the Indemnifying Party prior to the rejection of the settlement) if the amount thereafter recovered from the Indemnified Party on such claim is greater that the amount of the proposed settlement; and; (iii) the Indemnified Party shall pay all attorneys' fees and legal costs and expenses incurred after rejection of such settlement, but if the amount thereafter recovered by such third party from the Indemnified Party is more than ten percent less than the amount of the proposed settlement, the Indemnified Party shall also be entitled to reimbursement for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount of the proposed settlement and the amount recovered by the third party from the Indemnified Party. In the event that the Indemnifying Party shall fail to respond within ten days after receipt of the Notice, the Indemnified Party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. Except as explicitly provided in this Section 6.6(b), failure to provide Notice shall not limit the rights of such party to indemnification.

               (c) Certain Limitations. Notwithstanding Section 6.6(b), in the event that any demand, claim or lawsuit for which indemnification is payable hereunder relates with respect to any Shareholder or the Company to a criminal investigation, quasi criminal investigation, governmental or regulatory claim, civil claim involving allegations of criminal conduct or a matter in which the licensure of Buyer or the Company could be jeopardized, Buyer shall have the sole right to retain counsel to represent it or the Company in such matter and such Shareholder shall pay the fees and expenses of such counsel on a current basis, and Buyer shall have the right to conduct and control the defense, compromise or settlement of any such indemnifiable claim if Buyer chooses to do so, on behalf of and for the account and risk of such Shareholder who shall be bound by the result so obtained.

               (d) Waiver of Subrogation and Other Rights. Except as otherwise provided in this Agreement, Buyer shall not be required to proceed against any particular Indemnifying Party for indemnification or otherwise in respect of any losses before enforcing its rights hereunder against any other Indemnifying Party, and each Shareholder expressly waives all rights such Shareholder may have, now or in the future, under any statute, at common law, or at law or in equity, or otherwise, to compel Buyer to proceed against any Indemnifying Party in respect of any losses before proceeding against, or as a condition to proceeding against, any other Indemnifying Party.

               6.7 SURVIVAL. This Article VI shall survive any termination of this Agreement. The Shareholders' indemnification obligations under this Agreement shall survive the Closing, and the representations and warranties shall remain in effect until the 18-month anniversary of the Closing Date, except that (a) the representations and warranties set forth in Section 2.28 regarding environmental compliance shall survive until expiration of the applicable statute of limitations, (b) the representations and warranties set forth in Section 2.26 regarding tax matters shall survive until the expiration of the applicable statute of limitations for the assessment of taxes with respect to the relevant tax period, (c) the representations and warranties set forth in Section 2.1 regarding the capitalization of the Company shall survive without limitation and (d) the representations and warranties of the Shareholders set forth in Article III shall survive without limitation. The rights to indemnification set forth in this Agreement based on the representations, warranties, covenants and obligations set forth herein shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. Any matter as to which a claim has been asserted by notice to the other party received prior to expiration of the applicable indemnification period that is pending or unresolved at the end of any applicable period shall continue to be covered by this Article VI notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

               6.8 NOTICE BY THE SHAREHOLDERS. Each Shareholder agrees to notify Buyer of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article VI upon discovery or receipt of notice thereof (other than from Buyer), whether before or after the Closing.

               6.9 NOT EXCLUSIVE REMEDY. This Article VI shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

               6.10 INDEMNIFICATION LIMITATIONS. Notwithstanding any other provision of this Agreement:

               (a) The aggregate dollar amount of all payments the Shareholders shall be obligated to make pursuant to this Article VI shall not exceed $7,500,000, except for claims arising under Article III and claims based on the fraud of the Company or any Shareholder for which there shall be no limit; provided, that in no event shall a Charitable Shareholder be liable for any representations or warranties or fraud, except for those representations and warranties made by such Charitable Shareholder in Article III. The Shareholders' indemnification obligations under this Agreement shall not apply to the first $300,000, in the aggregate, of claims asserted by Buyer that are determined to be Offset Amounts (as defined in Section 1.6(b)), except for claims arising under Article III and claims based on fraud of the Company or any Shareholder (e.g., Buyer is responsible for the first $300,000 and the Shareholders (other than the Charitable Shareholders) for the balance of the claims for which the shareholders have an indemnification obligation to Buyer up to $7,500,000).

               (b) The Shareholders shall not have any indemnification obligation:

                      (i) subject to Section 6.10(c) below, with respect to a claim for indemnification for which there is a title insurance policy in effect to the extent of any insurance proceeds actually received by the Buyer Indemnified Party under such policy;

                      (ii) subject to Section 6.10(c) below, to the extent of any insurance proceeds actually received by such Buyer Indemnified Party in connection with the facts or events giving rise to such indemnification claim;

                      (iii) in connection with any claim for indemnification based upon a claim, assessment or deficiency for any tax which arises from adjustments having the effect only of shifting income, credits or deductions from one fiscal period to another to the extent of any offsetting tax reduction for another period; provided, that the applicable statute of limitations or period during which Buyer or the Company is entitled to seek a refund for such other tax period has not expired; or

                      (iv) to the extent that any indemnification claim is a "Loss" (as such term is defined in Section 8.2 of that certain Stock Purchase Agreement dated as of August 31, 1999, pursuant to which the Company purchased all of the shares of stock of Waukesha Rubber Company ("Waukesha Agreement"), whether or not "Sellers" (as defined in the Waukesha Agreement) have an indemnification obligation to the Company.

               (c) Buyer shall use commercially reasonable efforts in pursuing claims under insurance policies, including insurance policies maintained by Buyer or the Company from and after the Closing Date and insurance policies maintained by the Company prior to the Closing Date, which may result in proceeds that would reduce the indemnification obligations of the Shareholders under Section 6.10(b)(i) and (ii) above; provided that such commercially reasonable efforts shall not require the initiation of litigation by Buyer or the Company against an insurer which has denied coverage for a claim. In the event that an insurer denies coverage for a claim, Buyer shall so notify the Representative, and the Shareholders, acting through the Representative, shall have the right to cause the Company to continue to seek recovery from the insurer for such claim, including through litigation against the insurer, provided, that in such event all costs and expenses in connection with such proceedings less any amount actually recovered from the insurer with respect to such claim shall be considered an indemnifiable claim for which Buyer shall be entitled to be indemnified hereunder. To the extent that there is a pending claim for insurance reimbursement with respect to a claim for indemnification, such indemnification claim shall be deemed to be a pending, but unresolved claim within the meaning of this Article VI until the insurance recovery, if any, is finally determined.

               (d) The aggregate dollar amount of all payments Buyer shall be obligated to make pursuant to this Article VI shall not exceed $7,500,000.

               6.11   PAYMENT OF INDEMNITY CLAIMS

               (a) At any time and from time to time, any party may give to any other party one or more notices (each an "Indemnity Claims Notice") containing the applicable information set forth in subsection (b) below and stating that, pursuant to this Agreement, such party is asserting against the other party an Indemnity claim (as defined in Section 6.3). In the case of any Indemnity Claim, the amount of which is not reasonably ascertainable at the time the Indemnity Claims Notice relating to such Indemnity Claim is given, the claiming party agrees to give written notice to the other party of the estimated amount of such Indemnity Claim after such amount becomes reasonably ascertainable. If the recipient of an Indemnity Claims Notice fails to object to the Indemnity Claims Notice, by providing written notice of objection (an "Objection") to the party asserting the Indemnity Claim with fifteen (15) days of receipt of the Indemnity Claims Notice, such recipient shall be deemed to have accepted such Indemnity Claims Notice. Such acceptance shall be referred to as an "Acceptance" herein.

               (b) An Indemnity Claims Notice given pursuant to this Section
6.11 shall set forth the nature and details of such Indemnity Claim, the Section or Sections of this Agreement pursuant to which the Indemnity Claim is made, the estimated amount thereof if reasonably ascertainable (or a statement that the amount thereof is not then reasonably ascertainable) and whether such Indemnity Claim arises from the assertion of liability by a third party.

               (c) Within three (3) business days following an Acceptance or receipt of a notice of Determination (as defined below), the recipient of an Indemnity Claims Notice shall pay to the party asserting the Indemnity Claim the amount set forth in the Indemnity Claims Notice in the case of the an Acceptance, or in the Determination (as defined below)(if any). Without limiting any of the other provisions of this Section 6.11, if Buyer is the party asserting the Indemnity Claim, subject to the indemnification limitations set forth in Section 6.10, Buyer must first offset any claimed amount against the Deferred Purchase Price in accordance with Section 6.4, with all claims arising on or before January 1, 2003, being first asserted against the portion of the Deferred Purchase Price payable on January 1, 2003.

               (d) For purposes of this Agreement, a "Determination" shall mean
(i) a written compromise or settlement signed by the party asserting the Indemnity Claim and the party against which the Indemnity Claim is asserted (or in the case of the Shareholders, the Representative) or (ii) a binding arbitration award or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected) which resolves and Indemnity Claim.

               6.12 ARBITRATION. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof, including, without limitation, Indemnity Claims, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, does not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE ("JAMS"), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures:

               (a) Buyer on the one hand and the Representative on the other hand shall each appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules.

               (b) Reasonable discovery shall be allowed in arbitration.

               (c) All proceedings before the arbitrators shall be held in Denver, Colorado. The governing law shall be as specified in Section 10.10.

               (d) The award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

               (e) The award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party,
(ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators.

               (f) The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

                                   ARTICLE VII
                        NONDISCLOSURE OF PROPRIETARY DATA

               After the Closing, none of the Shareholders nor any of their respective representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the business or policies of the Company that such Shareholders or any representatives of such Shareholders may have learned as a shareholder, employee, officer or director of the Company. In addition, none of the Shareholders nor any of their respective representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the business or policies of the Company which may have been learned in any such capacity.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

               8.1 GENERAL CONDITIONS; NO ORDERS; LEGAL PROCEEDINGS. The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties: No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity, nor shall any Action have been instituted and remain pending or, to the best knowledge of the Company, have been threatened and remain so by any governmental entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or which would not permit the business of the Company as presently conducted to continue unimpaired following the Closing Date. The applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been early terminated. No governmental entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any laws of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such governmental entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

               8.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

               (a) Representations and Warranties and Covenants of the Company. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true at the Closing Date in all material respects with the same effect as though made at such time; the Company and the Shareholders shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Company and the Shareholders shall each have delivered to Buyer, certificates in form and substance satisfactory to Buyer, dated the Closing Date to such effect.

               (b) No Material Adverse Change. There shall not have been any material adverse change in the business of the Company subsequent to the date of this Agreement.

               (c) Opinion of Counsel. Buyer shall receive at the Closing from Baker & Daniels and Yoder Ainley Ulmer & Buckingham, counsel to the Company, opinions dated as of the Closing Date, in form and substance substantially as set forth in Exhibit A.

               (d) Consents. The Company shall have obtained and provided to Buyer all approvals listed in Section 2.6 of the Disclosure Schedule, each in form and substance reasonably satisfactory to Buyer.

               (e) Resignation of Directors and Officers. The directors of the Company and each subsidiary shall have submitted their resignations in writing to the Company or each such subsidiary, as the case may be. Such resignations of directors (in such capacity) shall be effective as of the Closing Date.

               (f) Due Diligence. Buyer shall not, in the course of its ongoing business investigation, have discovered information not previously disclosed by the Company as part of the Disclosure Schedule, which is inconsistent with material information disclosed to Buyer prior to the date hereof or which may, in the reasonable judgment of Buyer, have a materially adverse effect on the business of the Company.

               (g) Employment and Noncompetition Agreement. William P. Johnson shall have executed and delivered to the Company an employment agreement with the Company, dated as of the Closing Date, in a form acceptable to Buyer (the "Employment Agreement"). William P. Johnson shall have executed and delivered to the Buyer a Noncompetition Agreement, dated the Closing Date, in the form of Exhibit B.

               (h) Lease Amendments. The Company shall have entered into (or caused its wholly owned subsidiary to have entered into) an amended lease for the real property and facilities located at 1400 Myrtle Drive, Bishopville, South Carolina, between GNC Corporation and WPJ Realty, Inc., dated December 1, 1998 (the "South Carolina Lease") and an amended lease for the real property and facilities located at 1405 South Tenth Street, Goshen, Indiana, between Johnson Realty Co. and Goshen Rubber Co, Inc., dated July 1, 1998 (the "Indiana Lease"), that provide for the option to purchase by the Company at the end of the respective current lease terms of the property, plant and equipment currently leased under each of the respective leases. The purchase price under the purchase option for the South Carolina Lease shall not exceed $100,000 and the purchase price under the purchase option for the Indiana Lease shall not exceed $200,000. The amended leases and related purchase options shall in each case be in a form approved by Buyer.

               (i) Redemption of Fleet Warrant. The Company shall have redeemed and cancelled concurrent with the Closing that certain Common Stock Purchase Warrant dated July 20, 1999 issued to Fleet Capital Corporation ("Fleet Capital").

               (j) Repayment of Credit Facility. Fleet Capital shall have agreed concurrently with the Closing to the repayment of all amounts outstanding under the Loan and Security Agreement, dated July 20, 1999, between the Company and Fleet Capital, and to releases of the liens and mortgages of Fleet Capital on the assets of the Company and its subsidiaries, concurrently with such repayment.

               (k) Releases. The Company shall have delivered unconditional releases of the Company from each of the persons or entities listed in Section
2.31 of the Disclosure Schedule, such releases to include provisions terminating any continuing engagement of such person or entity by the Company, and terminating any rights of such person or entity to receive a fee in connection with any financing activity or transaction involving the Company occurring after the closing date, such release to be in a form reasonably acceptable to Buyer.

               (l) Estimated Closing Payment Amount. Buyer shall not have objected to the calculation of the Estimated Closing Payment Amount or the parties shall have otherwise agreed on such amount.

               (m) Minimum Net Worth. The Net Worth (determined in the manner described in Section 1.2) of the Company shall not be less than $22.0 million as of November 30, 1999, and the Company shall have delivered to Buyer at the closing a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, certifying that the Net Worth of the Company as of such date is not less than $22.0 million.

               8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Company:

               (a) Representations and Warranties of Buyer. The representations and warranties of Buyer herein contained shall be true at the Closing Date in all material respects with the same effect as though made at such time; Buyer shall in all material respects have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

               (b) Closing Certificate. Buyer shall have delivered to the Company certificates of Buyer in form and substance satisfactory to the Company, dated the Closing Date and signed by duly authorized corporate officers of Buyer, to the effect described in Section 8.3(a).

               (c) Opinion of Counsel. The Shareholders shall receive at the Closing from O'Melveny & Myers LLP, counsel to Buyer, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit C.

               (d) Employment Agreement. Buyer shall have delivered the Employment Agreement, and consented to the signing of such agreement by the Company.

                                   ARTICLE IX
                      TERMINATION OF OBLIGATIONS; SURVIVAL

               9.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on November 30, 1999 unless extended by mutual consent in writing of Buyer and the Company and may otherwise be terminated at any time before the Closing as follows and in no other manner:

               (a) Mutual Consent. By mutual consent in writing of the parties.

               (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to the Company if any event occurs which would render impossible the satisfaction of one or more conditions set forth in Section 8.2 to the obligations of Buyer to consummate the transactions contemplated by this Agreement.

               (c) Conditions to the Company's Performance Not Met. By the Company by written notice to Buyer if any event occurs which would render impossible the satisfaction of the conditions set forth in Section 8.3 to the obligations of the Company to consummate the transactions contemplated by this Agreement.

               (d) Inaccurate Information. By Buyer if any material information (whether or not in writing) delivered by or on behalf of the Company to Buyer is inaccurate or incomplete in any material respect.

               9.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 10.3 shall survive any such termination. A termination under Section 9.1(b) or (c) shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

               10.1 AMENDMENT AND MODIFICATIONS. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the parties which states that it is intended to be a modification of this Agreement.

               10.2 WAIVER OF COMPLIANCE. Any failure of the Company or the Shareholders, on the one hand, or Buyer, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               10.3 EXPENSES. The parties agree that all fees and expenses incurred by them in connection with this Agreement and the transaction contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, actuaries and accountants.

               10.4 TRANSFER TAXES. The Shareholders shall be responsible for and shall pay all taxes levied or to be levied with respect to the sale of the Shares.

               10.5 GOOD FAITH EFFORTS; FURTHER ASSURANCES. Each party shall use its good faith efforts to cause all conditions to its and the other parties obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

               10.6 REMEDIES; WAIVER. To the maximum extent permitted by law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

               10.7 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

               (a)    if to the Company or the Shareholders, to:

                      Goshen Rubber Companies, Inc.
                      William P. Johnson, as representative
                      19558 Rio Verde
                      Goshen, Indiana 46526
                      Attention: William P. Johnson

               with a copies to:

                      Baker & Daniels
                      300 North Meridian Street
                      Suite 2700
                      Indianapolis, Indiana 46204
                      Attention: H. Patrick Callahan; and

                      Yoder, Ainlay, Ulmer & Buckingham
                      130 North Main Street
                      Goshen, Indiana 46526
                      Attention: George E. Buckingham

or to such other person or address as the Company or the Shareholders shall furnish to Buyer in writing;

               (b)    if to Buyer to:

                      Wynn's International, Inc.
                      500 North State College Boulevard
                      Suite 700
                      Orange, California 92868
                      Attention: Gregg M. Gibbons

                      with a copy to:

                      O'Melveny & Myers LLP
                      610 Newport Center Drive
                      Suite 1700
                      Newport Beach, California  92660
                      Attention: J. Jay Herron
                                 Michael L. Hawkins


or to such other person or address as Buyer shall furnish to the Company in writing.

               10.8 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

               10.9 PUBLICITY. None of the Company, any Shareholder or Buyer shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

               10.10 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Indiana, as applied to contracts entered into and to be wholly performed within such State, except with regard to the internal affairs of corporations not incorporated in Indiana (which internal affairs shall be governed by the law of the state or other jurisdiction of incorporation).

               10.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.12 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

               10.13 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, the Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

               10.14 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

               10.15 ATTORNEYS' FEES. In the event of any Action by any party for the breach of or for any misrepresentation under this Agreement or any Action by any party to collect any obligation hereunder, including any participation in bankruptcy proceedings to enforce a right or claim against a party in such proceedings, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into such judgment.

               10.16 SPECIFIC PERFORMANCE. The Shareholders and the Buyer each acknowledge that, in view of the uniqueness of the business of the Company represented by the Shares and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, all as of the day and year first above written.



GOSHEN RUBBER COMPANIES, INC.


By: WILLIAM P. JOHNSON
    ----------------------------------------

Title: Chief Executive Officer


Attest:


By: GEORGE E. BUCKINGHAM
    ----------------------------------------

Title: Secretary



WYNN'S INTERNATIONAL, INC.


By: JAMES CARROLL
    ----------------------------------------


Title: Chairman of the Board and Chief Executive Officer


Attest:


By: SEYMOUR A. SCHLOSSER
    ----------------------------------------

Title: Vice President - Finance and Chief Financial Officer




WILLIAM P. JOHNSON
--------------------------------------------
William P. Johnson, in his individual capacity, and on behalf of each of the Shareholders, in his capacity as Shareholders' Agent and Attorney-in-Fact

                                   SCHEDULE A
                                       TO
                            STOCK PURCHASE AGREEMENT


         NAME AND ADDRESS                NO. OF COMMON           NO. OF PREFERRED             ALLOCATION OF
          OF SHAREHOLDER                 SHARES OWNED              SHARES OWNED              PURCHASE PRICE
          --------------                 ------------              ------------              --------------
                                                                                         (Based on Common Only)
Toni J. Johnson                          11,988B                          -                     14.6624%
19558 Rio Verde
Goshen, IN 46526

Flying J Company, LLP                    260A                             -                      10.1993
19558 Rio Verde                          8,079B
Goshen, IN 46526

William P. Johnson                       9,613A                           -                      29.2050
19558 Rio Verde                          14,265B
Goshen, IN 46526

Randall Delron & Margaret Ann            250A                             -                      9.6282
Shirley Family Limited Partnership       7,622B
4707 Fellow Street
South Bend, IN 46614

The Mennonite Foundation                 2,089B                           -                      2.5550
c/o George E. Buckingham
Yoder, Ainlay, Ulmer & Buckingham
130 N. Main Street
Goshen, IN 46526-0575

Margaret Johnson Shirley                 -                            4,832                        -0-
4707 Fellow Street
South Bend, IN 46614

Phillip Johnson                          4,737B                       4,832                      5.7938
215 Lansdale Avenue
San Francisco, CA 94127

Phillip Johnson, as Custodian            365B                                                     .4464
under the Uniform Gifts to
Minors Act
215 Lansdale Avenue
San Francisco, CA 94127

Maureen J. Hickey                        6,579B                         483                      8.0467

#158 Alford Road
Great Barrington, MA 02130

Paul J. Hickey                           2,601B                         481                      3.1813
#158 Alford Road
Great Barrington, MA 02130

William J. Hickey                        3,166B                         967                      3.8723
15 Woodland Road
Jamaica Plains, MA 02130

Elisabeth M. Hickey                      130A                           967                      4.1585
1411 Foxhall Road                        3,270B
Washington, DC 20007

John P. Hickey                           130A                           967                      3.6265
624 Elk Avenue                           2,835B
Crested Butte, CO 81224

Margaret Hickey (Grant)                  130A                           967                      3.8907
1259 Cerro Gordo                         3,051B
Santa Fe, NM 87501

University of Notre Dame                 400B                             -                       .4892
1100 Grace Hall
Notre Dame, IN 46556-5612

St. John's Church                        150B                             -                       .1835
417 S. Main Street
Goshen, IN 46526

Ducks Unlimited                          50B                              -                       .0612
1401 Woodland Court
Hudson, WI 54016

                                         -----------            -----------                    -----------

               Totals                    10,513A                     14,496                       100%+
                                         71,247B

                                  SCHEDULE 6.1

                 ALLOCATION OF INDEMNIFICATION RESPONSIBILITIES


SHAREHOLDER NAME                                                      % OF INDEMNIFICATION
----------------                                                      --------------------
Toni J. Johnson                                                                 15.1611%

Flying J. Company, LLP                                                          10.5462

William P. Johnson                                                              30.1982

Randall Delron & Margaret Ann Shirley Family Partnership                         9.9556

Margaret Johnson Shirley                                                            -0-

Phillip Johnson                                                                  5.9908

Phillip Johnson, as Custodian under the Uniform Gifts to Minors Act               .4616

Maureen J. Hickey                                                                8.3204

Paul J. Hickey                                                                   3.2894

William J. Hickey                                                                4.0040

Elisabeth M. Hickey                                                              4.2999

John P. Hickey                                                                   3.7498

Margaret Hickey (Grant)                                                          4.0230
                                                                               --------
                                                                               100.0000%



                                  Schedule 6.1

                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of December 17, 1999, among WYNN'S INTERNATIONAL, INC., a Delaware corporation ("Buyer"), GOSHEN RUBBER COMPANIES, INC., an Indiana corporation (the "Company"), WILLIAM P. JOHNSON ("Johnson") and each of the other shareholders of the Company listed on the signature pages hereto (collectively with Johnson, the "Existing Shareholders") and Berkshire Taconic Community Foundation, Inc. (the "New Shareholder," and together with the Existing Shareholders, the "Shareholders").

        WHEREAS, the parties (other than the New Shareholder) previously entered into that certain Stock Purchase Agreement, dated October 20, 1999 (the "Original Stock Purchase Agreement") pursuant to which Buyer agreed to purchase all of the outstanding capital stock of the Company and the Company would become a wholly owned subsidiary of Buyer; and

        WHEREAS, Maureen Hickey, one of the Existing Shareholders, desires to transfer certain of the Shares owned by her to the New Shareholder, and to have the New Shareholder become a party to, and be bound by, the Original Stock Purchase Agreement; and

        WHEREAS, in connection with the transfer of the Shares to the New Shareholder, the New Shareholder has agreed to become a party to, and to be bound by, all of the terms and provisions of the Original Stock Purchase Agreement, and the amendments thereof set forth herein, by the execution and delivery of this Amendment; and

        WHEREAS, the parties desire to amend the Original Stock Purchase Agreement to provide for the delivery of a promissory note for a portion of the purchase price otherwise payable at the Closing; and

        WHEREAS, Buyer has consented to the payment of cash bonuses to Steve Budde in an amount not to exceed $112,000 and to Jim Hartings in an amount not to exceed $75,000, and in connection with such bonus payments has agreed that the purchase price for the Shares need not be reduced by the amount of any such payments, net of the Company's expected effective tax rate for the tax period July 1, 1999 through December 31, 1999; and

        WHEREAS, the parties desire to provide a clean cut-off date for financial, accounting and tax purposes by providing that the results of operations through December 31, 1999 will be for the account of the Shareholders; and

        WHEREAS, the parties desire to amend the method of determining the final purchase price under the Original Stock Purchase Agreement to use a balance sheet date of December 31, 1999 for purposes of calculating the final purchase price; and

        WHEREAS, the parties desire to amend certain other provisions of the Original Stock Purchase Agreement as set forth herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

        1. The Existing Shareholders to the Original Stock Purchase Agreement hereby consent to the transfer of 490 Shares by Maureen Hickey to the New Shareholder, and to the New Shareholder becoming a party to the Original Stock Purchase Agreement.

        2. The New Shareholder hereby becomes a party to, and agrees to be bound by, the Original Stock Purchase Agreement, as amended herein, including for such purposes making all of the representations, warranties and covenants to and for the benefit of Buyer set forth therein.

        3. The parties acknowledge and agree that the New Shareholder shall be deemed for all purposes to be a Charitable Shareholder within the meaning of the third paragraph of Article II of the Original Stock Purchase Agreement. The Existing Shareholders acknowledge and agree that Schedule 6.1 to the Original Stock Purchase Agreement shall not be changed or amended as a result of the transfer of Shares to the New Shareholder.

        4. The parties agree that Schedule A to the Original Stock Purchase Agreement is hereby amended and restated in its entirety as attached to this Amendment.

        5. Section 1.2 of the Original Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

               "1.2 PURCHASE OF THE SHARES BY BUYER. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements herein contained, Buyer shall acquire the Shares from the Shareholders on the Closing Date. The aggregate consideration payable for all of the Shares is an amount equal to the Net Worth (as defined below) of the Company as of December 31, 1999 plus the sum of (i) $24.0 million and (ii) the adjustments set forth in this Section, if any, and in Section 1.5(c) below (the "Purchase Price"). "Net Worth" means the book value of the Company's assets less its liabilities as reflected in the Year-End Balance Sheet (as defined in Section 1.5) as determined in conformity with generally accepted accounting principles consistently applied ("GAAP"); provided, that for calculation of the purchase price for the Shares the Company shall not be required to reduce the Net Worth for the following items (except to the extent of normal amortization of such items in the ordinary course of business up to June 30, 1999 and for the period between July 1, 1999 and December 31, 1999) regardless of whether Net Worth is required to be so reduced by GAAP, as of December 31, 1999: (a) any unamortized balance of capitalized loan and credit facility costs relating to the current and prior credit facilities of the Company reflected on the Balance Sheet (as defined in Section 2.8) as of the Balance Sheet Date; (b) any capitalized software costs reflected on the Balance Sheet as of the Balance Sheet Date; (c) capitalized leased property under lease obligations with respect to the Company's South Carolina leased facility reflected on the Balance Sheet as of the Balance Sheet Date; (d) any adjustments to the book value of the leased assets reflected on the Balance Sheet as of the Balance Sheet Date leased from Amplicon, Inc. under that certain Lease Agreement dated October 28, 1994, as amended March 23, 1995, as a result of the termination of that lease; and (e) any adjustments to the accounts receivable reflected in the Balance Sheet as of the Balance Sheet Date or the reserves therefor based on the account receivable and note receivable in the aggregate amount of $631,000 from Advanced Performance Technology, Inc. All costs, expenses and fees of the Company (or to be paid by the Company) related to the transactions contemplated by this Agreement incurred prior to the Closing shall have been expensed as of the Closing Date, and the effect of such expensing shall be reflected in the Year-End Balance Sheet."

        6. Section 1.3 of the Original Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

               "1.3   PAYMENT FOR SHARES.

               In full consideration of the purchase by Buyer of the Shares, Buyer shall make the following payments:

               (a) Buyer shall pay to Shareholders' Agent (as defined in Section 1.5) at the Closing (as defined in Section 1.7) the Closing Payment Amount (as defined in Section 1.4) by delivery of (i) the Promissory Note, for the account of the Shareholders (as defined in Section 1.3(b) below), and (ii) payment of the balance of the Closing Payment Amount, for the account of the Shareholders, by wire transfer of immediately available funds to a custodial account (the "Account") to be designated by the Shareholders' Agent in writing not later than three business days prior to the Closing.

               (b) Buyer shall deliver to Shareholders' Agent, for the account of the Shareholders, at the Closing a promissory note of Buyer payable to the Shareholders' Agent for the account of the Shareholders in the principal amount of $6.2 million, such promissory note to be due and payable on January 3, 2000 and to otherwise be in the form of Exhibit D hereto (the "Promissory Note").

               (c) Buyer shall pay the Deferred Purchase Price (as defined in
        Section 1.4) in accordance with the provisions of Section 1.6 below."

        7. Section 1.4 of the Original Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

               "1.4. DETERMINATION OF THE CLOSING PAYMENT AMOUNT AND DEFERRED PURCHASE PRICE.

               At least five business days prior to the Closing Date, the Company shall submit to Buyer a calculation setting forth the estimated closing payment amount (the "Estimated Closing Payment Amount"), together with supporting documents used by the Company in calculating the Estimated Closing Payment Amount and such other documents reasonably requested by Buyer to support the calculation. The Estimated Closing Payment Amount shall be an amount equal to the estimated Net Worth of the Company as of December 31, 1999 plus (i) Nineteen Million Five Hundred Thousand Dollars ($19,500,000) and (ii) good faith estimates of the adjustments specified in Section 1.5(c) hereof (other than with respect to Section 1.5(c)(iv) for which no estimate shall be made), but in no event shall the Estimated Closing Payment Amount exceed Forty-Two Million Dollars ($42,000,000). Unless Buyer shall object at least one day prior to the Closing Date in writing to the Estimated Closing Payment Amount, the payments contemplated by Sections 1.3(a) and 1.3(b) to be made on the Closing Date shall be based on the Estimated Closing Payment Amount, and the same shall hereafter be referred to as the "Closing Payment Amount." The difference between the Purchase Price and the Closing Payment Amount shall be deferred and paid in accordance with
        Section 1.6 below (the "Deferred Purchase Price").

        8. Section 1.5 of the Original Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

        "1.5   FINAL DETERMINATION OF PURCHASE PRICE.

               (a) As soon as practicable following the Closing Date but in any event not more than 90 days after the Closing Date, Buyer or its representative shall prepare a balance sheet of the Company, dated December 31, 1999 (the "Year-End Balance Sheet"), and statements of income and retained earnings covering the period from July 1, 1999 through December 31, 1999 (the "Year-End Financial Statements"). Buyer or its representative shall also prepare a consolidated statement of income or operations for the period from December 1, 1999 through December 31, 1999 (the "December Statement of Operations"). The Year-End Financial Statements and the December Statement of Operations each shall be prepared in conformity with GAAP, subject to the adjustments set forth in Section 1.2.

               (b) The parties expect that the December Statement of Operations will include some extraordinary items which the Shareholders have agreed to bear for their own account. The December Statement of Operations shall be adjusted in the manner described on Schedule B-1 hereto (collectively, the "December Adjustments") for the purpose of approximating the true operating results of the Company in December 1999. The December Statement of Operations as adjusted by the December Adjustments shall be referred to as the "Adjusted December Statement of Operations."

               (c) The Purchase Price as set forth in Section 1.2 shall be adjusted as follows: (i) if the Adjusted December Statement of Operations shows an aftertax loss, fifty-five percent (55%) of the aftertax loss shall be added to the Purchase Price; (ii) if the Adjusted December Statement of Operations shows aftertax income, fifty-five percent (55%) of the aftertax income shall be deducted from the Purchase Price; (iii) the amount of special cash bonuses, net of the Company's expected 38% effective tax rate for the tax period July 1, 1999 through December 31, 1999, paid by the Company on or about the Closing Date to Steve Budde in an amount not to exceed $112,000 and to Jim Hartings in an amount not to exceed $75,000 shall be added to the Purchase Price; and (iv) if Buyer establishes any special reserves on the books of the Company as of December 31, 1999 related to the acquisition of the Company by Buyer, the amount of any such reserves, net of the related tax effect, shall be added to the Purchase Price. Exhibit B-2 hereto sets forth the calculation of the Purchase Price, as so finally adjusted.

               (d) The parties hereto acknowledge and agree that while any special reserves recorded by Buyer, net of the related tax effect, recorded on the books of the Company as of December 31, 1999 related to the acquisition of the Company by Buyer shall be added back to the Purchase Price, it is not the intention of the parties that doing so shall in any way diminish or alter the indemnification obligations of the Shareholders specified in this Agreement with respect to, among other things, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such shareholder in or pursuant to this Agreement.

               (e) Based upon the Year-End Financial Statements and the Adjusted December Statement of Operations, Buyer shall prepare a statement (the "Purchase Price Statement") setting forth the calculation of the Purchase Price and the Deferred Purchase Price and deliver the Purchase Price Statement to William P. Johnson, in his capacity as representative of each of and for the accounts of the Shareholders (the "Shareholders' Agent"). Shareholders' Agent will then have fifteen (15) business days from the date of receipt of the Purchase Price Statement to object to any items or calculations on the Purchase Price Statement. If Shareholders' Agent does not object to the Purchase Price Statement within such 15-day period, such Purchase Price Statement shall be deemed final and conclusive with respect to the determination of the Purchase Price and the Deferred Purchase Price and shall be binding on all parties hereto, including all Shareholders, for such purpose. In the event that Shareholders' Agent objects to any item or calculation on the Purchase Price Statement and such objection cannot be resolved by the parties hereto within twenty business days following such objection, such objection shall be resolved by Arthur Andersen LLP (the "Arbitrating Accountant"), who shall resolve all such objections as soon as practicable and make any necessary changes or revisions to the Purchase Price Statement. In resolving such objections, the Arbitrating Accountant shall determined whether the Purchase Price Statement was prepared in accordance with this Agreement and whether the Year-End Financial Statements upon which the Purchase Price Statement was based were prepared in conformity with GAAP, subject to the adjustments set forth in Section 1.2. Within five days of completion, the Arbitrating Accountant shall deliver the Purchase Price Statement to Buyer and Shareholders' Agent. The Purchase Price Statement as finalized by the Arbitrating Accountant shall be deemed final and conclusive with respect to the determination of the Purchase Price and the Deferred Purchase Price and shall be binding on all the parties hereto, including all Shareholders, for such purposes. The fees and expenses of the Arbitrating Accountant in resolving all such objections shall be borne one-half by Buyer, on the one hand, and one-half by the Shareholders on the other hand, and such one-half may be deducted by Buyer pro rata based on the percentage interests in the Company from the Deferred Purchase Price remaining payable to all Shareholders."

        9. Section 6.1 (c) of the Original Stock Purchase Agreement is hereby amended to read in its entirety as follows:

               "(c) any tax liability of the Company or any subsidiary for any tax period ending on or prior to December 31, 1999 to the extent not reserved or provided for on the Year-End Balance Sheet;"

        10. Section 9.1 of the Original Stock Purchase Agreement is hereby modified by deleting the date "November 30, 1999" in the first sentence of such section and replacing such date with the date "December 31, 1999."

        11. A new Section 10.17 is hereby added to the Original Stock Purchase Agreement which reads in its entirety as follows:

               "10.17. December 1999 Results. The Shareholders and Buyer agree that the results of operations of the Company up to and including December 31, 1999 shall be for the account of the Shareholders."

        12. All terms used in this Amendment without definition shall have the meanings given those terms in the Original Stock Purchase Agreement.

        13. Except as expressly modified herein, the Original Stock Purchase Agreement shall remain in full force and effect in accordance with its original terms.

        14. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        15. This Amendment shall be governed by the laws of the State of Indiana.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first written above.

                                   GOSHEN RUBBER COMPANIES, INC.,
                                   an Indiana corporation


                                   By:  /s/ WILLIAM P. JOHNSON
                                      ------------------------------------------
                                      Name: William P. Johnson
                                      Title: President and Chief Executive
                                             Officer


                                   WYNN'S INTERNATIONAL, INC.,
                                   a Delaware corporation


                                   By:  /s/ SEYMOUR A. SCHLOSSER
                                      ------------------------------------------
                                      Name: Seymour A. Schlosser
                                      Title: Vice President - Finance - And
                                             Chief Financial Officer


                                   NEW SHAREHOLDER

                                   Berkshire Taconic Community Foundation, Inc.


                                   By:  /s/ JENNIFER DOUSKY
                                      ------------------------------------------
                                      Name: Jennifer Dousky
                                      Title: President


                                        /s/ WILLIAM P. JOHNSON
                                      ------------------------------------------
                                      William P. Johnson

                                        /s/ TONI T. JOHNSON
                                      ------------------------------------------
                                      Toni T. Johnson


                                   Flying J. Company, LLP


                                   By:  /s/ WILLIAM P. JOHNSON
                                      ------------------------------------------
                                      Name: William P. Johnson
                                      Title: Partner

                                   Randall Delron & Margaret Ann Shirley Family
                                   Limited Partnership


                                   By:  /s/ MARGARET ANN SHIRLEY
                                      ------------------------------------------
                                      Name: Margaret Ann Shirley
                                      Title: Partner


                                   The Mennonite Foundation


                                   By:  /s/ RANDALL M. JACOBS/ /s/ DELMAR KING
                                      ------------------------------------------
                                      Name: Randall M. Jacobs/Delmar King
                                      Title: Asst. Secretary/Asst. Treasurer

                                        /s/ MARGARET JOHNSON SHIRLEY
                                      ------------------------------------------
                                      Margaret Johnson Shirley

                                        /s/ PHILLIP JOHNSON
                                      ------------------------------------------
                                      Phillip Johnson

                                        /s/ PHILLIP JOHNSON
                                      ------------------------------------------
                                      Phillip Johnson, as custodian

                                        /s/ MAUREEN J. HICKEY
                                      ------------------------------------------
                                       Maureen J. Hickey

                                        /s/ PAUL J. HICKEY
                                      ------------------------------------------
                                       Paul J. Hickey

                                        /s/ WILLIAM J. HICKEY
                                      ------------------------------------------
                                       William J. Hickey

                                        /s/ ELIZABETH M. HICKEY
                                      ------------------------------------------
                                       Elizabeth M. Hickey

                                        /s/ JOHN P. HICKEY
                                      ------------------------------------------
                                       John P. Hickey

                                       /s/ MARGARET HICKEY (GRANT)
                                      ------------------------------------------
                                      Margaret Hickey (Grant)


                                   University of Notre Dame


                                   By:  /s/ E. WILLIAM BEAUCHAMP, C.S.C.
                                      ------------------------------------------
                                      Name: E. William Beauchamp, C.S.C.
                                      Title: Executive Vice President


                                   St. John the Evangelist Catholic Church


                                   By:  /s/ REV. JOHN H. DELANEY
                                      ------------------------------------------
                                      Name: Rev. John H. Delaney
                                      Title: Pastor


                                   Ducks Unlimited


                                  By:  /s/ DELBERT W. CASE
                                      ------------------------------------------
                                      Name: Delbert W. Case
                                      Title: National Director of Development

                                   SCHEDULE A
                                       TO
                            STOCK PURCHASE AGREEMENT


          NAME AND ADDRESS               NO. OF COMMON     NO. OF PREFERRED         ALLOCATION OF
           OF SHAREHOLDER                SHARES OWNED        SHARES OWNED           PURCHASE PRICE
           --------------                ------------        ------------           --------------
                                                                                (Based on Common Only)
Toni J. Johnson                           11,988B                -                    14.6624%
19558 Rio Verde
Goshen, IN 46526

Flying J Company, LLP                     260A                   -                    10.1993
19558 Rio Verde                           8,079B
Goshen, IN 46526

William P. Johnson                        9,613A                 -                    29.2050
19558 Rio Verde                           14,265B
Goshen, IN 46526

Randall Delron & Margaret Ann             250A                   -                     9.6282
Shirley Family Limited Partnership        7,622B
4707 Fellow Street
South Bend, IN 46614

The Mennonite Foundation c/o George       2,089B                 -                     2.5550
E. Buckingham Yoder, Ainlay, Ulmer &
Buckingham
130 N. Main Street
Goshen, IN 46526-0575

Margaret Johnson Shirley                  -                  4,832                      -0-
4707 Fellow Street
South Bend, IN 46614

Phillip Johnson                           4,737B             4,832                     5.7938
215 Lansdale Avenue
San Francisco, CA 94127

Phillip Johnson, as Custodian for         18B                                           .0220
Christina Emily Johnson under the
Indiana Uniform Transfers to Minors
Act 215 Lansdale Avenue
San Francisco, CA 94127

Phillip Johnson, as Custodian for         128B                                          .1565
Daniel William Johnson under the
Indiana Uniform Transfers to
Minors Act
215 Landale Avenue
San Francisco, CA 94127

Phillip Johnson, as Custodian for         219B                                          .2679
Victoria Jacquelyn Johnson under the
Indiana Uniform Transfers to
Minors Act
215 Lansdale Avenue
San Francisco, CA 94127

Maureen J. Hickey                         6,089B                     483                7.4474
#158 Alford Road
Great Barrington, MA 02130

Paul J. Hickey                            2,601B                     481                3.1813
#158 Alford Road
Great Barrington, MA 02130

William J. Hickey                         3,166B                     967                3.8723
15 Woodland Road
Jamaica Plains, MA 02130

Elisabeth M. Hickey                       130A                       967                4.1585
1411 Foxhall Road                         3,270B
Washington, DC 20007

John P. Hickey                            130A                       967                3.6265
624 Elk Avenue                            2,835B
Crested Butte, CO 81224

Margaret Hickey (Grant)                   130A                       967                3.8907
1259 Cerro Gordo                          3,051B
Santa Fe, NM 87501

University of Notre Dame                  400B                         -                .4892
1100 Grace Hall
Notre Dame, IN 46556-5612

St. John the Evangelist Catholic          150B                         -                .1835
Church
417 S. Main Street
Goshen, IN 46526

Ducks Unlimited                           50B                          -                .0612
1401 Woodland Court
Hudson, WI 54016

Berkshire Taconic Community               490B                                          .5993
Foundation, Inc.
271 Main Street
Great Barrington, MA 01230

                                          --------           -----------             -----------

               Totals                     10,513A                 14,496                 100%
                                          71,247B

                                  SCHEDULE B-1
                                       TO
                            STOCK PURCHASE AGREEMENT

                    ADJUSTED DECEMBER STATEMENT OF OPERATIONS

                        Goshen Adjusted Operating Results
                                 December - 1999

Revenues

Less Cost of Sales

Gross Profit

Less SG&A Costs

Operating Profit

Less Interest Cost on Goshen debt

(Interest from December 1 through the Closing Date shall be at the Fleet Financial rate; interest for the balance of the month shall be charged at Buyer's bank rate on all amounts borrowed by Goshen from Buyer beginning with the Closing Date and ending December 31, 1999, including amounts borrowed to repay the Fleet Financial debt at the Closing)

Regular Pretax Income

Special Adjustments to December's Results

        Add Back Goshen Transaction Costs

        Add Back Goshen Special Reserves, if any

        Add Back Special Executive Bonuses

        Add Back Wynn's Special Reserves, if any

Adjusted Pretax Income for December

        Less Tax Provision

Adjusted December  Operating Results

                                  SCHEDULE B-2
                                       TO
                            STOCK PURCHASE AGREEMENT

                  ADJUSTMENTS TO DETERMINE FINAL PURCHASE PRICE



Net Worth of Goshen at December 31, 1999

Adjust for Goshen's December 1999's Adjusted Operating Results

        Plus 55% of December's Adjusted Aftertax Operating Loss; or

        Minus 55% of December's Adjusted Aftertax Operating Income

Plus Specified Special Bonuses in Year-End Financial Statements

        Budde (not to exceed $112,000)

        Hartings (not to exceed $75,000)

Minus 38% Tax Provision for Specified Special Bonuses

Plus Buyer's Special Acquisition Reserves in Year-End Balance Sheet, if any

Minus 38% Tax Provision for Buyer's Special Acquisition Reserves, if any

Plus $24.0 Million Premium

Final Purchase Price

                                    EXHIBIT D

                             FORM OF PROMISSORY NOTE


                                 PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned, WYNN'S INTERNATIONAL, INC., a Delaware corporation ("Borrower"), hereby promises to pay to WILLIAM P. JOHNSON, as Shareholders' Agent, for the account of the Shareholders ("Shareholders' Agent"), by wire transfer of immediately available funds to the custodial account designated by the Shareholders' Agent in Section 1.2 of that certain Stock Purchase Agreement dated October 20, 1999, as amended by Amendment No. 1 dated December 17, 1999, by and among Borrower, Goshen Rubber Companies, Inc. and the shareholders of Goshen Rubber Companies, Inc., in lawful money of the United States of America, the principal sum of Six Million Two Hundred Thousand Dollars ($6,200,000), together with interest on the unpaid principal balance of this Note from the date hereof until paid in full at a rate of interest equal to 6.75% per annum , but in no event at a rate higher than the maximum permitted by law. Payments of principal and accrued but unpaid interest are to be made at maturity. This Note shall mature and be due and payable in full on January 3, 2000.

        It shall be an event of default (i) if Borrower fails to make any payment under this Note within three (3) days following the due date thereof or
(ii) if Borrower becomes insolvent or makes an assignment for the benefit of creditors. Upon the occurrence of an event of default the entire unpaid amount of principal and accrued interest hereunder may be declared by Shareholders' Agent to be immediately due and payable , interest on such entire amount accruing thereafter at the interest rate set forth above.

        This Note may not be prepaid, in part or in full by Borrower at any time.

        The undersigned hereby waives presentment, notice of nonpayment or dishonor, protest, notice of protest, demand and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The holder hereof shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by such holder and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the holder hereof to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the holder hereof of any past due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. The undersigned promises to pay costs of collection, including attorneys' fees, whether or not suit is filed, upon the nonperformance by the undersigned of any duty or obligation arising out of or in connection with this Note.

        Time is of the essence hereof. Upon the occurrence of any event of default hereunder, the holder hereof may exercise all rights and remedies provided for herein and by law including, but not limited to, the right to enforce immediate payment in full of this Note.

        The remedies of the holder hereof as provided herein or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

        The undersigned waives to the full extent permitted by applicable law the benefit of any laws or rules of court now or hereafter in effect relating to exemption, appraisement or stay of execution.

        Whenever used, the words "undersigned" and "Shareholders' Agent" shall be deemed to include the respective successors and assigns of each.

        This Note has been delivered to and accepted by Shareholders' Agent in Indianapolis, Indiana. This Note shall be governed and construed in accordance with and pursuant to the laws of the State of Indiana.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Note the day and year first above written.

                                        WYNN'S INTERNATIONAL, INC.



                                        By:
                                           -------------------------------------
                                             Seymour A. Schlosser
                                             Vice President - Finance and
                                             Chief Financial Officer


                                        By:
                                           -------------------------------------
                                             Wendy K. Peterson
                                             Assistant General Counsel and
                                             Secretary



                                      D-2